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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Thomas & Betts Corporation

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 26, 2004

Dear Shareholder:

      I invite you to attend our 2004 Annual Meeting of Shareholders on Wednesday, May 5, 2004. The meeting will be held at 10:00 a.m. in the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee. After the business session, we will discuss the financial results for 2003 and report on current operations.

      On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting, and the Proxy Statement. In addition to the election of 12 directors, you will be asked to ratify the appointment of the independent public accountants, and to approve three compensation plans for directors, executive officers and key employees.

      YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE OVER THE INTERNET, BY TELEPHONE OR BY USING A TRADITIONAL PROXY CARD.

      Detailed voting instructions appear in the Notice of Meeting.

      Your Board of Directors recommends that you vote “FOR” proposals 1, 2, 3, 4 and 5.

      Thank you for your support.

Sincerely,

Dominic J. Pileggi

President and Chief Executive Officer

Thomas & Betts Corporation

8155 T&B Boulevard
Memphis, Tennessee 38125

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME & DATE	10:00 a.m. on Wednesday, May 5, 2004

PLACE	Winegardner Auditorium
The Dixon Gallery and Gardens
4339 Park Avenue
Memphis, Tennessee
ITEMS OF BUSINESS	(1) Election of 12 directors;

(2) Ratification of the appointment of KPMG LLP as independent public accountants for fiscal year 2004;

(3) Approval of the Thomas & Betts Corporation Management Incentive Plan;

(4) Approval of the Thomas & Betts Corporation Equity Compensation Plan;

(5) Approval of the Thomas & Betts Corporation Non-employee Directors Equity Compensation Plan; and

(6) Such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	You are entitled to vote if you were a shareholder of record at the close of business on March 15, 2004.

ANNUAL REPORT	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	Shareholders of record can vote by one of the following methods:

(1) Call 1-877-779-8683 from the U.S. and Canada (this call is free) or 001-1-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight New York time on May 4, 2004; OR

(2) Visit the web site at http:/www.eproxyvote.com/tnb to vote over the Internet anytime up to 12:00 midnight New York time on May 4, 2004; OR

(3) Mark, sign, date and return the enclosed proxy card in the envelope provided.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time up to the time your proxy is voted on the day of the meeting.

March 26, 2004

PLEASE VOTE YOUR SHARES PROMPTLY.

THOMAS & BETTS CORPORATION

8155 T&B Boulevard
Memphis, Tennessee 38125

PROXY STATEMENT

      You may revoke your proxy and reclaim your right to vote in person up to and including the day of the Annual Meeting by (1) giving written notice of revocation to the Inspectors of Election, EquiServe Trust Company, N.A., P.O. Box 8694, Edison, New Jersey 08818-8694, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

      You can save us the expense of a second mailing by voting promptly. If you are a shareholder of record, choose ONE of the following voting methods to cast your vote. If your shares are held by a bank, broker or other holder of record, check the information provided with your voting instruction form to see which methods are available to you.

      These proxy materials are furnished in connection with the solicitation by the Board of Directors of Thomas & Betts Corporation (“Thomas & Betts,” the “Corporation,” “our,” “we” or “us”), a Tennessee corporation, of proxies to be voted at our 2004 Annual Meeting of Shareholders (the “Annual Meeting”) or at any adjournment or postponement.

      You are invited to attend our Annual Meeting on May 5, 2004, beginning at 10:00 a.m. in the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.

      Holders of shares of Thomas & Betts Common Stock (the “Common Stock”) at the close of business on March 15, 2004, are entitled to receive notice and to vote their shares at the Annual Meeting. As of that date, there were 58,645,250 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

      Shareholders of record may vote their proxies by telephone, Internet or mail. A toll-free telephone number and web site address are included on the proxy card. If you choose to vote by mail, an envelope addressed to the Inspectors of Election is provided.

Release Date

      This Proxy Statement, form of proxy and voting instructions will be sent to our shareholders starting on or around March 31, 2004.

Vote by Telephone

      You can vote your shares by calling 1-877-779-8683 from the U.S. and Canada (at no cost to you) or 001-1-201-536-8073 from all other countries. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you can also give instructions to discontinue future mailings of duplicate materials. If you are located outside the U.S. and Canada, see your proxy card for additional instructions. If you vote by telephone, please do not return your proxy card.

Vote by Internet

      You can choose to vote over the Internet. The web site for Internet voting is http://www.eproxyvote.com/tnb. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your votes have been properly recorded, and you can give instructions to discontinue future mailings of duplicate materials. If you vote over the Internet, please do not return your proxy card.

Vote by Mail

      If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to EquiServe Trust Company, N.A. in the envelope provided. To discontinue future mailings of duplicate materials, check the box provided on the proxy card.

Vote at Annual Meeting

      Your vote by telephone, Internet or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

      All shares that have been properly voted—whether by telephone, Internet or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

List of Shareholders

      A list of shareholders entitled to vote at the Annual Meeting will be available at the corporate headquarters from April 5, 2004 through May 4, 2004, and at the Annual Meeting.

Quorum

      The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum.

Other Matters Which May Come Before the Meeting and Discretionary Voting

      The Board of Directors does not know of any matter for action by shareholders at the Annual Meeting other than the matters described in the Notice. The enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of mailing of this Proxy Statement, but which may properly come before the Annual Meeting. The persons named as Proxies on the proxy card are authorized to vote in accordance with their best judgment on any such matter.

Multiple Copies of Annual Report on Form 10-K

      If more than one copy of the 2003 Annual Report on Form 10-K is sent to your address, we will discontinue the mailing of the annual report to the account(s) you select if you mark the designated box on the appropriate proxy card(s) or follow the instructions provided after you vote by telephone or over the Internet.

      At least one account in your name or at the same address as another shareholder of record must continue to receive the annual report. Mailing of proxy materials and special notices will not be affected by your election to discontinue future duplicate mailings of the annual report. To resume the mailing of an annual report to an account within 30 days write to Thomas & Betts Corporation, Corporate Secretary, 8155 T&B Boulevard, Memphis, Tennessee 38125, (901)252-8000.

      If you own Common Stock through a bank, broker or other nominee and receive more than one copy of our 2003 Annual Report on Form 10-K, contact the holder of record to eliminate duplicate mailings.

Available Information

      The Corporation’s Internet address is www.tnb.com. The Corporation will make available free of charge on or through its Internet website to each shareholder as of March 15, 2004, its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and any amendments to those reports, for the Corporation’s most recent fiscal year filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the Securities and Exchange Commission. The Corporation will provide electronic or paper copies of these filings free of charge upon request to the Corporate Secretary, J.N. Raines, at 8155 T&B Boulevard, Memphis, TN 38125.

Cost of Proxy Solicitation

      The Corporation will pay the cost of soliciting proxies for the Annual Meeting. We have retained Georgeson Shareholder Communications, Inc. to distribute material to beneficial owners whose shares are held by brokers, banks, or other institutions and to assist in soliciting proxies, for a fee estimated at $7,500 plus expenses. In addition, directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or e-mail. We will reimburse brokers, banks and others who are record holders of Common Stock for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

SECURITY OWNERSHIP

      The following table shows beneficial ownership of the Corporation’s Common Stock (1) as of March 15, 2004 by (a) each director and each director nominee, (b) the individual who served as Chief Executive Officer during the entire 2003 fiscal year; each of the other four most highly compensated executive officers who were serving as executive officers of the Corporation at the end of 2003 (together called the “Named Executive Officers”), and (c) all directors and executive officers as a group; and (2) as of December 31, 2003 by beneficial owners of more than 5% of the outstanding shares of Common Stock except Gabelli Asset Management Inc. which is as of March 1, 2004.

      Information regarding beneficial owners of more than 5% of the outstanding shares of Common Stock was copied from the latest Schedule 13G or 13D filed by these beneficial owners with the Securities and Exchange Commission.

      Except as otherwise stated, each of the individuals named exercises sole voting and investment power over his or her shares.

			Number of Shares that may
	Amount and		be Acquired Within
	Nature of		60 days of March 15, 2004
	Beneficial		through the Exercise of	Number of Stock	Percent of
Name	Ownership		Stock Options	Credits Held(1)	Class(2)

Directors:
Ernest H. Drew	3,600	(3)	16,600	17,101	*
T. Kevin Dunnigan	63,410	(3)	767,986	—	*
Jeananne K. Hauswald	2,734	(3)	16,600	2,588	*
Dean Jernigan	13,808	(3)	16,134	1,287	*
Ronald B. Kalich Sr.	1,600	(3)	16,600	9,371	*
Robert A. Kenkel	3,800	(3)(4)	16,600	2,723	*
Kenneth R. Masterson	2,250	(3)	16,600	2,424	*
Jean-Paul Richard	6,700	(3)	16,600	2,039	*
Jerre L. Stead	3,600	(3)	16,600	1,634	*
David D. Stevens	1,650	(3)	—	—	*
William H. Waltrip	3,000	(3)	16,600	4,074	*

Named Executive Officers:
Dominic J. Pileggi**	86,756	(3)	92,654	—	*
John P. Murphy	25,151	(3)	24,793	—	*
J.N. Raines	32,749	(3)	37,146	—	*
Connie C. Muscarella	18,883	(3)	21,417	—	*
All directors and executive officers as a group (16 persons)	293,005		1,106,303	—	2.34%

(footnotes on next page)

			Number of Shares that may
	Amount and		be Acquired Within
	Nature of		60 days of March 15, 2004
	Beneficial		through the Exercise of	Number of Stock	Percent of
Name	Ownership		Stock Options	Credits Held(1)	Class(2)

Beneficial Owners of More Than 5% of Common Stock:
Gabelli Asset Management Inc.	9,979,011	(5)	—	—	17.08%
Merrill Lynch & Co., Inc.	6,916,409	(6)	—	—	11.83%
Vanguard Horizon Funds—Vanguard Capital Opportunity Fund	4,700,000	(7)	—	—	8.04%
AXA Financial, Inc.	4,549,958	(8)	—	—	7.80%

**	also serves as a director

(1)	Stock credits and dividend equivalents, if any, are hypothetical investments in Common Stock that are recorded as bookkeeping entries to directors’ accounts in the Deferred Fee Plan for Nonemployee Directors. Stock credits do not have voting rights.

(2)	An asterisk indicates the person’s total interests are less than 1% of the outstanding Common Stock.

(3)	Includes shares of restricted stock with respect to which the holders have sole voting power but no dispositive power during the restricted period, as follows:

E.H. Drew	2,800
T.K. Dunnigan	200
J.K. Hauswald	2,484
D. Jernigan	1,283
R.B. Kalich	1,600
R.A. Kenkel	2,400
K.R. Masterson	2,250
J-P. Richard	2,000
J.L. Stead	1,600
D.D. Stevens	150
W.H. Waltrip	2,800
D.J. Pileggi	64,988
J.P. Murphy	25,151
J.N. Raines	32,049
C.C. Muscarella	12,286

(4)	Includes 1,000 shares held in a family trust of which Mr. Kenkel and his wife are co-trustees and with respect to which Mr. Kenkel shares voting and dispositive power with his wife.

(5)	Gabelli Asset Management Inc., One Corporate Center, Rye, New York 10580, a parent holding company, disclaims dispositive power and voting power as to all shares. GAMCO Investors, Inc., a registered investment advisor and a subsidiary of Gabelli Asset Management Inc., has sole dispositive power as to 8,259,011 shares and sole voting power as to 7,859,011 shares. MJG Associates, Inc., an investment manager, has sole dispositive power and sole voting power as to 17,000 shares. Gabelli Funds, LLC, a registered investment advisor and a subsidiary of Gabelli Asset Management Inc., has sole dispositive and sole voting power as to 1,700,000 shares. Gabelli Securities, Inc., an investment manager and majority owned subsidiary of

(footnotes continue on next page)

Gabelli Asset Management Inc., has sole dispositive and sole voting power as to 3,000 shares.

(6)	Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381, a parent holding company, has shared voting power and shared dispositive power as to all shares. ML Basic Value Trust Master, a registered investment advisor, has shared voting power and shared dispositive power as to 3,600,000 shares.

(7)	Vanguard Horizon Funds—Vanguard Capital Opportunity Fund, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, a registered investment company, has sole voting power as to all shares.

(8)	AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104, a parent holding company, disclaims dispositive power and voting power as to all shares. Alliance Capital Management L.P., a registered investment advisor and a subsidiary of AXA Financial, Inc., has sole dispositive power as to 4,549,558 shares; sole voting power as to 1,844,616 shares; and shared voting power as to 517,556 shares. The Equitable Life Assurance Society of the United States, an insurance company, a registered investment advisor and a subsidiary of AXA Financial, Inc., has sole dispositive power as to 400 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      On the basis of our review of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes in ownership of Common Stock were timely filed in 2003 with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

BOARD AND COMMITTEE MEMBERSHIP

Board of Directors

      The Board, which is elected by the shareholders, is the ultimate decision-making body of the Corporation, except for those matters reserved to the shareholders. The Board establishes broad corporate policy and gives guidance to the Corporation. It selects the senior management team, which is charged with the conduct of the Corporation’s business.

      In 2003, there were 10 meetings of the Board and 14 meetings of committees of the Board. All director nominees attended at least 75% of the meetings of the Board and committees of which they were members. The total combined attendance at these meetings was 97%.

      The Board of Directors has adopted the practice of holding an executive session at the end of each meeting during which members of management, including the Chief Executive Officer, are not present. The independent directors who chair the Corporation’s audit committee, compensation committee and nominating and governance committee preside over executive sessions on a rotating basis. At each meeting of the Board of Directors during 2003, the non-management Directors met in executive session either before or after all business had been conducted.

Committees of the Board of Directors

      The four separately designated standing committees of the Board are: Audit, Nominating and Governance, Executive, and Compensation. Members of each committee, who are elected by the full Board, are named below. The Corporation follows the practice of periodically rotating the membership of all committees and the chairmanship of the Audit, Nominating and Governance and Compensation Committees.

Audit Committee

Members:	Jean-Paul Richard, Chairman; Jeananne K. Hauswald, Kenneth R. Masterson, Jerre L. Stead

2003 Meetings:	Eight

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and independent audit. The Committee provides a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee makes regular reports to the Board and prepares the report required by the rules and regulations of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

      The Board of Directors has determined that Jean-Paul Richard is the Audit Committee Financial Expert using, among others, the following criteria:

      Attributes:

(i)	An understanding of GAAP and financial statements;

(ii)	The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves;

(iii)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv)	An understanding of internal controls and procedures for financial reporting; and

(v)	An understanding of audit committee functions.

      Has acquired such attributes through:

(i)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)	Other relevant experience.

      The Committee is comprised of four members of the Board, each of whom meet the independence, experience and other requirements of the New York Stock Exchange and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. Each member is financially literate as determined by the Board in its business judgment and at least one member has accounting or related financial management expertise as determined by the Board in its business judgment. In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Corporation.

      Below is a summary of the Audit Committee duties and responsibilities.

Independent Auditors

•	Sole authority to appoint or replace the independent auditor.

•	Direct responsibility for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The independent auditor reports directly to the Committee.

•	Pre-approval of all audit services and permitted non-audit services (including the fees and terms) to be performed for the Corporation by its independent auditor.

•	Evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team.

•	Ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE listing standards and SEC rules, and consider whether there should be regular rotation of the audit firm itself.

•	Set clear hiring policies for employees or former employees of the independent auditor.

•	Obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality-control procedures and any material issues raised by its most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues.

•	Receive from the independent auditor annually a written statement delineating all relationships between the independent auditor and the Corporation consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented, by such other standards as may be set by law or regulation or NYSE listing standards or the Public Corporation Accounting Oversight Board.

•	Discuss with the independent auditor any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

Financial Statements and Disclosure

•	Review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K prior to the public release.

•	Review and discuss with management and the independent auditor material related-party transactions as defined in accounting and regulatory pronouncements, and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 100, as may be modified or supplemented. Based on such review and discussion and the disclosures received from, and discussions with, the independent auditor regarding its independence, the Committee considers whether to recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

•	Review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding:

(A)	All accounting policies and practices to be used that the independent auditor identifies as critical;

(B)	All alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(C)	All other material written communications between the independent auditor and management of the Corporation, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

•	Discuss with management and the independent auditor:

(A)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; and

(B)	Analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements.

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation’s financial statements.

•	Discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and generally the information and guidance which has been or will be provided to analysts and rating agencies.

•	Review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are:

(A)	Any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

(B)	Any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(C)	Any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

Internal Audit

•	Discuss with management, the director-audit services and the independent auditor the Corporation’s major financial risk exposures and its guidelines and policies with respect to risk assessment and risk management.

•	Review annually the internal audit plan and functions and review with the independent auditor the responsibilities, budget and staffing of the Corporation’s internal audit functions.

Other

•	Receive reports from the principal executive and financial officers of the Corporation regarding their evaluation of the effectiveness of the Corporation’s disclosure controls and procedures and the Corporation’s internal control over financial reporting; regarding all significant deficiencies in the design or the operation of internal control over financial reporting which could adversely affect the Corporation’s ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting; and regarding whether there were significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      From time to time the Committee may discuss with the Corporation’s general counsel any legal or regulatory matters that could reasonably be expected to have a material impact on the Corporation’s business or financial statements. Further, the Committee may discuss with the Corporation’s chief compliance officer the Corporation’s ethics and compliance policies and procedures, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Corporation and internal control systems of the Corporation.

      At least annually, the Committee is required to:

(A)	Perform an evaluation of the performance of the Committee; and

(B)	Review its charter and submit any recommended changes to the Board for consideration.

      A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Pre-approval Policies and Procedures

      In accordance with policies approved by the Board of Directors on March 5, 2004, all services provided by the Corporation’s independent auditors to the Corporation or on behalf of the Corporation must be approved in advance by the Audit Committee, including tax services. All audit and non-audit services provided by the Corporation’s independent auditor are approved by formal resolution of the Audit Committee and included in the minutes of the Audit Committee. Such approval may be by written consent or at a meeting of the Audit Committee. Each resolution specifically identifies the services to be approved, the duration of the services and an estimate of fees for the services. All non-audit services provided by the independent auditor and approved by the Audit Committee are disclosed as required by law and the listing standards of the New York Stock Exchange, as amended from time to time.

      The following non-audit services by the Corporation’s independent auditor may not be provided to the Corporation:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Corporation

2.	Financial information systems design and implementation

3.	Appraisal or valuation services, fairness opinions on contribution-in-kind reports

4.	Actuarial services

5.	Internal audit outsourcing services

6.	Management functions or human resources

7.	Broker, investment advisor or investment banking services

8.	Legal services and expert services unrelated to the audit

9.	Any other service that the Accounting Oversight Board determines impermissible

Other Policies

      Other policies approved by the Board of Directors concerning the independent auditor and conflicts of interests include the following:

Audit Partner Rotation

      The lead and concurring partners of the Corporation’s independent auditors will be rotated in 5-year intervals beginning from the date appointment of such lead and concurring partners. All other audit partners will be rotated in 7-year intervals beginning from the date appointment of such audit partners.

Prohibited Conflicts of Interests

      The Chief Executive Officer, Chief Financial Officer and Controller of the Corporation shall not have been employed by the Corporation’s independent auditor within 12 months prior to an annual audit.

Hiring Policies for Employees or Former Employees of the Independent Auditor

      No employee or former employee of the Corporation’s independent auditor, who has been involved in an audit of the Corporation, shall be hired by the Corporation, unless such hiring is approved, in advance, by the Audit Committee.

Insider Loan Prohibition

      The Corporation shall not loan money to any member of the Board of Directors.

Nominating and Governance Committee

Members:	Ernest H. Drew, Chairman; Kenneth R. Masterson, Jerre L. Stead

2003 Meetings:	Two

      The purpose of the Nominating and Governance Committee is to assist the Board of Directors in fulfilling its responsibility to the Corporation’s shareholders relating to the selection and nomination of persons to serve on the Board and the other governance matters.

      The Corporation provides the Committee with all of the resources, both internal and external, necessary or advisable to meet its duties and responsibilities and carry out its function. The Nominating and Governance Committee has sole authority to retain and terminate any search firm or other consulting firm to be used to identify candidates for the Board and to assist in the evaluation of director compensation, including sole authority to approve such firms’ fees and other retention terms.

      This Committee is comprised of three directors, each of whom are independent directors as set forth in the listing standards of the New York Stock Exchange and meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

      The Nominating and Governance Committee has the following duties and responsibilities:

•	Identify individuals who are qualified to become members of the Board, consistent with the criteria approved by the Board.

•	Consider recommendations by non-member directors, shareholders, management and employees for candidates for nomination and renomination as directors in accordance with guidelines developed by the Committee.

•	Recommend to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings.

•	Recommend individuals to fill any vacancies created on the Board.

•	Make recommendations to the Board regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, and assess whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board.

•	Review and make recommendations to the Board regarding the composition, duties and responsibilities of various committees of the Board.

•	Oversee the annual evaluation of the Board and of management of the Corporation.

•	Review and establish the compensation of non-employee members of the Board.

•	Develop, review and evaluate the Corporation’s governance policies and practices, including its governance guidelines and recommend any proposed changes to the Board.

•	Perform an annual performance evaluation of the Committee.

      A copy of the Nominating and Governance Committee Charter is attached as Appendix B to this Proxy Statement.

Executive Committee

Members:	T. Kevin Dunnigan, Chairman; Ernest H. Drew, Robert A. Kenkel, Kenneth R. Masterson, William H. Waltrip

2003 Meetings:	None

      The Executive Committee’s function is to act for the Board, to the extent permitted by law and the Corporation’s Bylaws, in any situation in which Board action is required and it is not practicable to have a meeting of the Board.

Compensation Committee

Members:	Robert A. Kenkel, Chairman; Dean Jernigan, Ronald B. Kalich Sr., William H. Waltrip

2003 Meetings:	Four

      The purpose of the Compensation Committee is to discharge the responsibility of the Board relating to cash compensation of the Corporation’s executive officers and such other key employees as the Compensation Committee may determine (together, “key management”), to approve and administer the Corporation’s equity-based incentive plans and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement.

      The Compensation Committee is comprised of four members, each of whom meets the independence requirements of applicable law and the NYSE listing standards, the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

      In discharging its responsibilities, the Committee has full access to any relevant records of the Corporation and may also request that any employee or any other person, meet with any members of, or consultants and advisors to, the Committee. The Committee has sole authority to engage and terminate any outside consultant or advisor to assist with any matter for which it has responsibility and to approve the terms of any such engagement.

      The following are the principal duties and responsibilities of the Compensation Committee:

•	Review and approve no less frequently than annually, the Corporation’s compensation philosophy for the Chief Executive Officer and other key management.

•	Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his/her performance in light of those goals and objectives, and set his/her compensation based on this evaluation.

•	Approve and report to the Board the annual compensation (including setting goals and objectives under incentive plans) of the Corporation’s Chief Executive Officer and the next four most highly compensated members of key management who will be named in the Corporation’s annual proxy statement;

•	Establish direct and indirect benefits for the Chief Executive Officer and key management, which are in addition to any benefits under the Corporation’s broadly-based benefit plans.

•	Review and approve policies with respect to key management perquisites.

•	Make recommendations to the Board (and shareholders as required by law or the NYSE listing standards) with respect to the establishment and terms of incentive compensation plans and equity-based plans and administer such plans, including reviewing and approving any awards to be granted to management under any plan implemented by the Corporation.

•	Review and approve any employment and severance arrangements and benefits of the Chief Executive Officer and key management in light of practices at comparable companies and any benefits received by the Corporation in connection with such arrangements.

•	Review on a periodic basis the operation of the Corporation’s compensation program to evaluate its effectiveness and recommend to the Board of Directors steps to modify compensation programs as may be deemed appropriate to help ensure that benefits or payments are reasonably related or are proportionate to the benefits received by, or performance of, the Corporation.

•	Review and approve any compensation arrangement for an executive officer involving any subsidiary, special purpose entity or other affiliate of the Corporation.

•	Review on a periodic basis personnel policies applicable to key management to assure they support the objectives of the Corporation and are in the long-term best interests of shareholders.

•	Review any key management development and succession plans to determine that specific steps are taken to assure the future availability of key executives.

•	Review major organization changes, which may impact key management succession plans and incentive compensation systems, and make recommendations to the Board where Board action is required.

•	Produce an annual report on executive compensation for inclusion in the Corporation’s annual proxy statement in accordance with applicable law.

      At least annually, the Committee is required to:

(A)	Perform an evaluation of the performance of the Committee; and

(B)	Review its charter and submit any recommended changes to the Board for consideration.

AUDIT COMMITTEE REPORT

      The Audit Committee reviewed and discussed the audited consolidated financial statements for the Corporation’s fiscal year ended December 31, 2003 with management. The Audit Committee also discussed with KPMG LLP, the Corporation’s independent auditors, those matters required under generally accepted auditing standards in the United States.

      The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with representatives of KPMG LLP the independence of KPMG LLP.

      Based on its review and discussions with KPMG LLP and management, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2003 be included in the Corporation’s 2003 Annual Report on Form 10-K.

Jean-Paul Richard, Chairman

Jeananne K. Hauswald
Kenneth R. Masterson
Jerre L. Stead

March 12, 2004

      The Audit Committee Report presented above should not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 29,
	2003	2002

	(in thousands)	(in thousands)
Audit Fees	$2,229	$2,506
Audit Related Fees	349	202
Tax Fees	911	500
All Other Fees	—	—

Total Fees	$3,489	$3,208

      Audit Fees includes the aggregate fees billed for professional services rendered by the Corporation’s principal accountant for the audit of the Corporation’s annual financial statements and review of financial statements included in its Quarterly Reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees includes the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included in Audit Fees. The nature of these services was assistance in the implementation of Sarbanes-Oxley internal control assessment requirements, audits of benefit plans and financial due diligence.

      Tax Fees include aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. The nature of these services was assistance with international income tax compliance and tax audits and expatriate tax consultation and return preparation.

      All of the services described above were approved by the Audit Committee.

COMPENSATION

Director Compensation

Fees

      Nonemployee directors received the following fees:

Annual Retainer:	$30,000
Committee Chairman Annual Retainer:	$4,500
Audit Committee Chairman Annual Retainer:	$10,000
Board Meeting Fee:	$2,000
Committee Meeting Fee:	$1,500

      In May 2004, the Annual Retainer will be increased to $35,000 and the Committee Chairman Annual Retainer will be increased to $5,000 while the Audit Committee Chairman Annual Retainer will remain at $10,000. If the new Non-Employee Director Equity Compensation Plan is approved, each non-employee director will receive a restricted stock award in May 2004 valued at $22,000 with a 1-year restriction period, and a stock option grant valued at $40,700.

      No fees are paid for actions taken by unanimous written consent in lieu of a meeting. Employee directors do not receive any fees for serving as a director of the Corporation or as a member or chairman of any committee of the Board.

Benefit Plans

      The Deferred Fee Plan for Nonemployee Directors (the “Deferred Fee Plan”) permits a nonemployee director to defer all or a portion of compensation earned for services as a director. Any amount deferred is valued, in accordance with the director’s election, in a hypothetical investment in Common Stock (“Stock Credits”) or in one or more of 17 mutual funds in the Vanguard Group. Stock Credits fluctuate in value as the value of the Common Stock fluctuates. In addition, each nonemployee director receives an annual grant of Stock Credits having a value of $7,500 as of the last day of the Board year. Additional Stock Credits are credited as dividend equivalents on the payment date and at the same value as dividends, if any, declared on the Common Stock. Stock Credits are distributed in shares of Common Stock and mutual fund accounts are distributed in cash upon a director’s termination of service. No Stock Credits will be granted in 2004.

      The Restricted Stock Plan for Nonemployee Directors provides that each nonemployee director who is elected or re-elected at the annual meeting of shareholders receives an award of 600 restricted shares of Common Stock. A nonemployee director who is elected to fill a vacancy or a newly created directorship in the interim between annual meetings receives an award of a prorated number of restricted shares of Common Stock effective as of the date of election. Shares awarded to a nonemployee director remain subject to restrictions on sale and other disposition until the director’s termination of service as a director.

      The Nonemployee Directors’ Stock Option Plan provides that each nonemployee director, upon election, receives a nonqualified stock option grant for shares of Common

Stock in an amount determined by the Board of Directors. In 2003, each nonemployee director received a nonqualified stock option grant for 5,000 shares. A nonemployee director who is elected to fill a vacancy or a newly created directorship in the interim between annual meetings receives an option grant of shares of Common Stock effective as of the date of election. The option exercise price is the fair market value (average of the high and low sales prices of Common Stock as reported on the New York Stock Exchange) of a share of Common Stock on the date the option is granted. Each option grant is fully vested and exercisable on the date it is granted and has a term of ten years, subject to earlier expiration in the event the director’s membership on the Board terminates due to retirement, disability, death, or for any other reason.

Executive Compensation

      Summary of Cash and Certain Other Compensation. The following table shows, for the fiscal years ended December 31, 2003, December 29, 2002, and December 30, 2001, the cash compensation paid by the Corporation as well as other compensation paid for those years to the Named Executive Officers in all capacities in which they served.

Summary Compensation Table

						Long-Term
			Annual Compensation			Compensation

				Other		Restricted	Securities
				Annual		Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation		Awards	Options/SARs	Compensation
Principal Position	Year	($)	($)	($)		($)(1)	Granted(#)	($)(2)

T. Kevin Dunnigan	2003	849,737	764,763	—		894,861	—	105,270
Chairman and	2002	815,701	850,368	—		866,595	—	118,559
Chief Executive Officer*	2001	777,000	437,063	—		923,162	399,870	104,974

Dominic J. Pileggi	2003	549,000	491,904	—		458,395	—	45,645
President and Chief	2002	419,923	244,395	—		252,674	—	34,615
Operating Officer*	2001	400,000	189,600	77,160	(3)	269,474	207,654	24,168

John P. Murphy	2003	379,886	267,440	56,446	(4)	141,935	—	40,518
Senior Vice President-	2002	365,073	279,098	—		192,124	—	33,964
Chief Financial Officer	2001	347,750	130,406	2,087	(3)	204,584	199,793	26,315

J.N. Raines	2003	311,908	199,621	—		135,430	18,705	29,748
Vice President-	2002	300,000	208,500	—		131,162	16,366	28,777
General Counsel	2001	19,615 **	—	—		220,000	30,000	—
and Secretary

Connie C. Muscarella	2003	229,927	117,723	26,812	(4)	67,445	—	18,070
Vice President-	2002	220,460	122,576	—		91,275	—	15,642
Human Resources	2001	210,000	63,000	—		97,315	61,792	12,101
and Administration

*	T. Kevin Dunnigan retired as Chief Executive Officer on January 16, 2004. Mr. Pileggi was elected Chief Executive Officer on January 16, 2004.

**	Denotes partial year’s salary—Date of employment: December 4, 2001.

(footnotes continue on next page)

(1)	Fair market value (the average of the high and low sales prices of the Common Stock) of shares awarded on the date of grant. The number and value of the aggregate restricted stock holdings as of December 31, 2003, based on the closing market price of the Common Stock on Wednesday, December 31, 2003 of $22.89, are as follows:

	Number	Value

T.K. Dunnigan	147,252	$3,370,598
D.J. Pileggi	54,639	1,250,687
J.P. Murphy	29,300	670,677
J.N. Raines	25,030	572,937
C.C. Muscarella	13,927	318,789

(2)	The amounts reported in 2001, 2002 and 2003 under the column “All Other Compensation” are comprised of the following:

			Matching	Premiums paid by
		Matching	Contributions by	the Corporation
		Contributions by	the Corporation	for Group Term
		the Corporation	to Nonqualified	and Whole Life
Name	Year	to 401(k) Plan ($)	Savings Plan ($)	Insurance ($)*

T.K. Dunnigan	2003	6,537	49,736	48,997
	2002	6,755	34,215	77,589
	2001	2,968	24,597	77,409
D.J. Pileggi	2003	6,537	19,723	19,385
	2002	7,169	13,310	14,136
	2001	6,825	5,431	11,912
J.P. Murphy	2003	6,537	15,336	18,645
	2002	6,455	9,192	18,317
	2001	3,825	8,880	13,610
J.N. Raines	2003	6,537	11,220	11,990
	2002	—	7,500	21,277
	2001	—	—	—
C.C. Muscarella	2003	6,509	5,223	6,338
	2002	6,500	2,712	6,430
	2001	7,068	892	4,141

*	Group term life insurance and whole life Insurance having an aggregate face value equal to 1 1/2 times each person’s annual base salary plus 40% of targeted bonus.

(3)	Amount reported is reimbursement of relocation expenses.

(4)	Represents the value of shares of stock converted to cash to pay the taxes on a 2003 restricted stock award.

      Stock Option Grants. The following table contains information concerning the grant of stock options under the Corporation’s 1993 Management Stock Ownership Plan to the Named Executive Officers during the last fiscal year.

Option/ SAR Grants in Last Fiscal Year

Potential Realizable
	Individual Grants				Value at Assumed
Annual Rates of
	Number of	Percent of Total			Stock Price
	Securities	Options/SARs			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(2)
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)(1)	Date	5% ($)	10% ($)

T.K. Dunnigan	—	—	—	—	—	—
D.J. Pileggi	—	—	—	—	—	—
J.P. Murphy	—	—	—	—	—	—
J.N. Raines	18,705	—	16.895	2/5/13	198,744	503,656
C.C. Muscarella	—	—	—	—	—	—

(1)	Based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on the date of grant. The exercise price may be paid in cash or by tendering shares of Common Stock valued at the closing price reported on the NYSE for the day immediately preceding the date of exercise.

(2)	The dollar amounts under these columns are the result of calculations at the rates of 5% and 10% specified by the Securities and Exchange Commission and are not forecasts of the value of the Common Stock.

      Stock Option Exercises. The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

Aggregated Option/ SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired on	Value	Fiscal Year End(#)		Fiscal Year End($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

T.K. Dunnigan	—	—	360,100	325,290	713,537	532,636
D.J. Pileggi	—	—	81,770	185,884	605,641	279,142
J.P. Murphy	—	—	16,529	183,264	62,480	269,238
J.N. Raines	—	—	25,456	39,615	44,352	172,494
C.C. Muscarella	—	—	17,487	53,930	29,718	82,855

(1)	Fair market value on the date of exercise of shares covered by options exercised, less exercise price.

(2)	Fair market value of in-the-money option shares on December 31, 2003 ($23.035), less option exercise price.

PENSION PLAN TABLE

      The following table shows the estimated annual retirement benefits payable to the Named Executive Officers under the Thomas & Betts Pension Plan, the Thomas & Betts Pension Restoration Plan and the Thomas & Betts Corporation Executive Retirement Plan, prior to offset as described below, assuming retirement at age 60 with the indicated levels of remuneration and years of credited service.

	Years of Service

Remuneration($)	5	10	15	20	25	30	35

200,000	25,000	50,000	75,000	100,000	115,000	130,000	145,000
300,000	37,500	75,000	112,500	150,000	172,500	195,000	217,500
400,000	50,000	100,000	150,000	200,000	230,000	260,000	290,000
500,000	62,500	125,000	187,500	250,000	287,500	325,000	362,500
600,000	75,000	150,000	225,000	300,000	345,000	390,000	435,000
700,000	87,500	175,000	262,500	350,000	402,500	455,000	507,500
800,000	100,000	200,000	300,000	400,000	460,000	520,000	580,000
900,000	112,500	225,000	337,500	450,000	517,500	585,000	652,500
1,000,000	125,000	250,000	375,000	500,000	575,000	650,000	725,000
1,100,000	137,500	275,000	412,500	550,000	632,500	715,000	797,500
1,200,000	150,000	300,000	450,000	600,000	690,000	780,000	870,000
1,300,000	162,500	325,000	487,500	650,000	747,500	845,000	942,500
1,400,000	175,000	350,000	525,000	700,000	805,000	910,000	1,015,000
1,500,000	187,500	375,000	562,500	750,000	862,500	975,000	1,087,500

      The remuneration specified in the Pension Plan Table includes salary and bonus as reported in the Summary Compensation Table. The annual retirement benefits are based on the annualized average compensation during the 60 consecutive month period that provides the highest average for the participant. The Named Executive Officers have the number of years of credited service listed below.

		Executive
	Pension Plan	Retirement Plan
	Years of	Years of
Name	Credited Service	Credited Service

T.K. Dunnigan	*	9
D.J. Pileggi	19	24
J.P. Murphy	4	9 **
J.N. Raines	2	7
C.C. Muscarella	6	6

*	Mr. Dunnigan reached the maximum of 35 years’ credited service under the Pension Plan before he rejoined the Corporation in August 2000; therefore, he will not accrue any additional credited service under this plan.

**	As of April 30, 2004, Mr. Murphy will have 11 years of credited service in the Executive Retirement Plan.

      Retirement benefits shown in the Pension Plan Table have been computed on a 10-year certain and life annuity basis and are subject to offset for benefits payable under certain prior employers’ retirement programs.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Termination Protection Agreements

      The Corporation has an agreement with each of the Named Executive Officers providing benefits should the executive officer’s employment be terminated within three years of a change in control. The agreements for Mr. Pileggi, Mr. Murphy and Mr. Raines provide for benefits if employment is terminated by the Corporation without cause or by the executive officer for any reason. The agreement for Ms. Muscarella provides for benefits if employment is terminated by the Corporation without cause or by the executive officer for good reason. Events which constitute leaving employment for good reason are: the assignment of duties inconsistent with the officer’s position; the diminution of the officer’s position, authority, duties or responsibilities; failure to provide compensation and benefits specified in the agreement; relocation to an office that is 35 miles or more from the location where the officer was employed immediately prior to the change in control; failure to require any successor to the Corporation to assume and agree to perform the agreement; or termination of employment by the executive officer within 30 days following the one-year anniversary of the change in control.

      All agreements provide that a officer’s employment may be terminated for cause, which is defined as the executive’s conviction of, or plea of guilty, to a felony; or the willful engaging by the executive in gross misconduct, which is materially and demonstrably injurious to the Corporation.

      Generally, a “change in control” will be deemed to have occurred if: (i) a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Corporation’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; (ii) individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board as of the date hereof (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation) shall be, for purposes of this Agreement, considered as though such person were a member of the Board as of the date hereof; (iii) the consummation of any consolidation, share exchange, merger or amalgamation of the Corporation as a result of which the individuals and entities who were the respective beneficial owners of the outstanding common stock of the Corporation and the voting securities of the Corporation immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote of the company resulting from such consolidation, share exchange, merger or amalgamation; or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Corporation; or (iv) the approval by the shareholders of a plan of complete liquidation or dissolution of the Corporation.

      Each agreement provides for severance benefits, defined as payment of earned but unpaid salary and annual bonus, a lump sum of cash equal to three (3) times the Executive’s annual compensation of base salary, higher of target bonus or highest bonus paid within 5 previous years and the Executive’s perquisite allowance; up to three years of additional health care coverage; full vesting of all stock options and restricted shares; retirement benefits as provided the Corporation’s Executive Retirement Plan and outplacement services.

Agreements with Former CEO

      Mr. Dunnigan re-joined the Corporation on August 9, 2000 as chairman and chief executive officer. His employment arrangement provided for base salary; an annual incentive target of 75% of base salary; a stock option grant; a restricted stock award; an annual perquisite allowance of $25,000; and participation in the Corporation’s health and welfare benefit, 401(k) and nonqualified savings plans. Mr. Dunnigan became a new participant in the Executive Retirement Plan and was granted five years of service in order to receive a vested benefit; however, he did not participate in the Thomas & Betts Pension Plan inasmuch as he had reached the maximum of 35 years of credited service under that plan. Mr. Dunnigan was authorized to use the company airplane for personal travel, with any such use to be appropriately reported and disclosed as income with gross up for taxes. In addition, stock options granted to him between 1994 and 1997 were amended to eliminate the six-year limit for exercisability that is applicable to retirees.

      In connection with Mr. Dunnigan’s decision to retire as an employee of the Corporation and in recognition of his many years of service and valued leadership in restoring financial stability and operational excellence to the Corporation over the past three years, the Corporation entered into a retirement agreement with Mr. Dunnigan effective January 16, 2004.

      Under the terms of the retirement agreement, Mr. Dunnigan received fully vested stock options with an intrinsic value, based on Black-Scholes modeling, of approximately $1 million, a stock award valued at approximately $900,000 and an incentive bonus for fiscal year 2003 of $765,000. Mr. Dunnigan’s equity awards are approximately equal to the targeted annual value of such awards for a Thomas & Betts executive at his level. Mr. Dunnigan also received retirement benefits under the Corporation’s Executive Retirement Plan totaling $3.9 million. All restricted stock held by Mr. Dunnigan vested immediately on the date of his retirement.

      The retirement agreement provides that Mr. Dunnigan will serve as the non-employee Chairman of the Board until December 31, 2004 and devote his knowledge, skill, attention and energies to the performance of the duties associated with this role and perform other projects assigned by the Board or requested by the chief executive officer. Mr. Dunnigan also agreed to refrain from engaging in any business, service or employment without the prior consent of the Board. In return for these services, Mr. Dunnigan will receive cash compensation of $400,000 and will be reimbursed for travel and other expenses incurred as a result of fulfilling these duties.

      Mr. Dunnigan will continue to have the use of an office and administration support at the Corporation’s headquarters and have access to the Corporation’s aircraft in accordance with the terms and conditions in effect under his former employment agreement. Mr. Dunnigan will not receive any other fees, stock awards, retirement benefits or other compensation for serving as a member of the Board or any committee of the Board during the term of the agreement, although the Board may determine, from time to time within its sole discretion, but without any obligation to do so, that Mr. Dunnigan should receive additional compensation for services he may provide to the Corporation beyond those outlined in the retirement agreement.

Employment Agreement

      As a long-term incentive to attract and retain Mr. Murphy, at the time of his employment on March 27, 2000, the Corporation granted him equity in the Corporation consisting of a stock option for 50,000 shares and 25,000 shares of restricted stock. Under the terms of the grant, the Corporation agreed that if the value of the equity was not equal to or greater than $2 million on the third anniversary of his joining the Corporation, it would make up the difference by adding such amount to the benefit for Mr. Murphy under the Executive Retirement Plan at his retirement. Using the closing price of the Common Stock on March 17, 2003, $15.24, the Corporation contributed approximately $1.5 million to its Executive Retirement Plan for Mr. Murphy under this provision. In addition, Mr. Murphy will receive an additional two years of credited service in the Corporation’s Executive Retirement Plan as of April 30, 2004.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering the policies that govern executive compensation. In discharging its duties, the Committee at least annually benchmarks the ongoing competitiveness of the Corporation’s compensation programs against other similar companies in order to determine whether such programs are achieving the desired goals and objectives of the Corporation in this area. The Committee also reviews the performance of the executive management team and establishes individual compensation levels for each member after considering the advice of independent, outside consultants. The Committee is comprised entirely of independent, non-employee members of the Board of Directors.

      During the fourth quarter of 2003, the Committee conducted a review of the Corporation’s compensation philosophy. With the assistance of independent advisors, the Corporation’s long-term incentive plans were compared with current and emerging competitive practices, legal and regulatory developments and corporate governance trends. This review confirmed that the Corporation’s compensation programs must continue to induce individuals to become employees, enhance and increase the value of employees’ total compensation and to promote retention and align the interests of employees with those of the Corporation and its shareholders. The review also supported the Board’s decision to recommend that shareholders adopt the new Equity Compensation Plan (see Proxy Proposal #4). If adopted, this new plan would replace all current shareholder and non-shareholder approved equity compensation plans for employees. We believe the Corporation’s stock option granting practice has been conservative and broad-based in participation (about 365 employees received option grants in 2003), and this proposed plan is in shareholders’ interests. The proposed plan provides for equity awards, which will enable the Corporation to maintain a competitive program that is adaptable to changes in accounting practices and compensation trends.

Executive Compensation Philosophy

      The executive compensation program is designed to:

•	align the interests of senior management with the interests of the Corporation’s shareholders;

•	balance the focus on annual performance targets with actions needed for the long-term success of the Corporation, and

•	attract, motivate, and retain key talent needed to compete successfully in an intensely competitive environment.

(a) Pay Positioning: The Corporation positions total direct compensation (i.e., base salary, annual incentive, and long-term incentive gain opportunity) at the median of general industry companies, a high percentage of which are represented in the S&P 400. This is a much broader group than the electrical/industrial companies that make up the Thomas & Betts Peer Group Index shown in the performance graph that follows this report. Since electrical/industrial compensation levels are generally con-

sistent with general industry levels (where pay and performance data is more easily accessible), the Committee believes that general industry companies represent an appropriate comparative framework. The annual and long-term incentive components of compensation are sufficiently variable so that there should be a strong relationship between total return to shareholder performance and actual total direct compensation levels over time.

(b) Pay Mix: Like total direct compensation, each component is positioned at the median of general industry companies.

(i) Base Salary: Base salaries are set by periodic comparison to external rates of pay for comparable positions within general industry and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in general industry, individual performance and potential, and changes in duties and responsibilities. Actual salaries may range from 20% below to 20% above targeted salary levels. As a group, the average of the Named Executives’ base salaries in 2003 was slightly above the targeted level.

(ii) Annual Incentive: Annual incentives are based upon actual performance compared to established corporate and operating division performance goals. The proportion of an employee’s compensation increases as the scope and level of the individual’s responsibilities increase. In 2003, the annual incentives range between 40% and 90% of base salary for median performance and provide a maximum payout of between 60% and 135% of base salary for superior performance. Annual bonus opportunities are targeted to be at the 50th percentile for general industry when performance is at the 50th percentile and at the 75th percentile for general industry when performance is at that level. For the Chief Executive Officer and other executive officers named in the Summary Compensation Table, performance targets established in February 2003 were based upon achievement of specified performance objectives in profitability (Earnings Per Share and EBIT) and working capital (Days Inventory and Days Sales Outstanding) measures. As a group, the average of the executive officers’ incentive payments for fiscal year 2003 was 77% of base salary.

(iii) Long-Term Incentives: Long-term incentive awards are currently made in the form of stock options and restricted stock awards, which are typically granted annually. Combined stock option and restricted stock awards are targeted to provide an expected value at grant date approximately at the 50th percentile for general industry, according to a mix predetermined by the Committee. For executive officers, the expected value of grants ranges from approximately 80% to 220% of base salary. Individual grants may vary based on the Committee’s assessment of individual performance and potential. As a group, the average of the Named Executives’ annual long-term incentive awards in 2003 was 74% of base salary. In determining stock option and restricted stock awards, the Committee did not consider the amount of options and restricted stock granted in prior years. Options are granted at fair market value on the date of grant, have a term of ten years, and generally vest over a three-year period at the rate of one-third per year. Restricted stock vests at the end of three years.

In 2001, a special stock incentive was granted to executive officers to promote retention, align the interest of the executives and serve as an incentive to achieve the Corporation’s aggressive business strategy. These grants replaced annual option grants in 2002 and 2003.

Compensation of the Chief Executive Officer

Mr. Dunnigan’s Compensation

      Mr. Dunnigan’s 2003 compensation consisted of base salary, annual incentive and long-term incentive. The Committee determined the level for each of these elements using methods consistent with those used for the Corporation’s other senior executives. In determining Mr. Dunnigan’s merit increase to base salary and his incentive awards, the Committee considered the Company’s financial and operating performance as well as his personal performance against pre-established profitability, working capital and management succession objectives. The Committee discussed this evaluation with the Board. In 2003, Mr. Dunnigan’s base salary was at an annual rate of $850,000, which was 4% over the prior year. This placed his base salary above the median of salaries paid to chief executive officers in general industry companies of comparable size.

      Mr. Dunnigan’s target annual incentive was 90% of base salary in 2003, and the maximum incentive was 135% of base salary. Mr. Dunnigan received an annual incentive payment in the amount of $764,763 as compared to $850,368 in the prior year. In March 2003, Mr. Dunnigan was granted a restricted stock award for 52,966 shares. In June 2001, a special stock option incentive for 288,000 shares was granted to Mr. Dunnigan. This grant replaced his annual option grant in 2002 and in 2003. As in previous years, the Committee targeted the expected value of the stock option and restricted stock awards to Mr. Dunnigan to be at the 50th percentile of general industry according to a mix predetermined by the Committee.

      Mr. Dunnigan retired as the Chief Executive Officer effective January 16, 2004. See “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” in the Proxy Statement for information regarding his retirement arrangement.

Policy Regarding Executive Compensation Deductibility

      The Corporation’s policy is to design and administer compensation plans that support the achievement of long-term strategic objectives and enhance shareholder value. Performance-based compensation is a significant part of executive compensation, and it is the Corporation’s policy to take all reasonable action to maximize the deductibility of such compensation.

      The Executive Incentive Plan (“EIP”) and the 1993 Management Stock Ownership Plan (“MSOP”) were approved by the shareholders, and incentive compensation under the EIP and stock options under the MSOP are awarded in a manner such as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) that is not subject to a limit on deductibility. Base salary and the value of restricted stock awards do not qualify as performance-based compensation under the Code. It is unlikely in the near term that such amounts, as calculated under the Code, paid to any executive, other than the Chief Executive Officer, will exceed the deductibility limit.

We have structured the proposed Equity Compensation Plan so that amounts paid under the plan will be deductible.

Robert A. Kenkel, Chairman

Dean Jernigan
Ronald B. Kalich Sr.
William H. Waltrip
February 4, 2004

PERFORMANCE GRAPH

      The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return for the five years ended December 31, 2003 of the Standard & Poor’s (“S&P”) 500 Stock Index and a Thomas & Betts self-constructed peer group index (“Peer Group Index”).

      The Peer Group Index consists of five companies whose businesses are representative of the Corporation’s business segments. The companies in the index are: Amphenol Corp., Cooper Industries, Inc., Eaton Corporation, Hubbell Incorporated and Rockwell International Corporation.

      The Peer Group Index has been weighted in accordance with each company’s market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each quarter of each of the five years covered by the performance graph. The weighted return for each quarter was calculated by summing the products obtained by multiplying (i) the percentage that each company’s market capitalization represents of the total market capitalization for all companies in the indexes for each such quarter by (ii) the total shareholder return for that company for each such quarter.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Thomas & Betts Corporation	$100	$75	$41	$55	$44	$59

S&P 500®	$100	$121	$110	$97	$76	$97

Custom Peer Group Index (5 Stocks)	$100	$107	$114	$115	$124	$194

      The Performance Graph presented above should not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorpo-

rates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The number of members of the Board of Directors is determined pursuant to the Corporation’s bylaws. During 2003, the Board of Directors consisted of 10 members. On December 2, 2003, the Board of Directors increased the size of the Board pursuant to the bylaws from 10 to 11 persons, creating a vacancy. Mr. Pileggi was appointed by the Board of Directors as the 11th director effective January 16, 2004, filling the vacancy. On February 4, 2004, the Board of Directors further increased the size of the Board from 11 to 12 persons. Mr. Stevens was appointed by the Board of Directors as the 12thdirector on February 7, 2004, filling the new vacancy.

      The Board of Directors currently consists of 12 members. Messrs. Drew, Jernigan, Kalich, Kenkel, Masterson, Richard, Stead, Stevens and Waltrip, and Mdme. Hauswald have been determined by the Board of Directors to be independent directors, pursuant to the standards set forth in the listing requirements of the New York Stock Exchange. At the Annual Meeting all 12 directors are to be elected, each to hold office for the term of one year and until a successor is elected and qualified. The 12 nominees identified below were recommended by the Nominating and Governance Committee and are all currently Board members.

      Shares represented by proxies that are returned properly signed will be voted for the nominees unless the shareholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the 12 nominees named below.

      Directors are elected by a plurality of the votes cast. Shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Should a nominee become unable to serve as a director, the proxy will be voted for the election of a substitute nominee who will be designated by the Board or, if no substitute nominee is named, the number of directorships will be reduced accordingly.

      Following is information on the principal occupation and employment during the past five years of each director nominee, positions and offices with the Corporation, and membership on other boards of directors.

Ernest H. Drew, 66
Director since 1989
Private investor (1998 to present). Chief Executive Officer (1997) of Industries and Technology Group (power generation, commercial nuclear power, governmental and environmental services, transport temperature control and process control systems), Westinghouse Electric Corporation. Director of Ashland, Inc., Public Service Enterprise Group Incorporated, and UQM Technologies, Inc.
T. Kevin Dunnigan, 66
Director since 1975
Chairman of the Board (1992 to May 2000; August 2000 to present), Chief Executive Officer (1985 to 1997; August 2000 to January 2004), President (1980 to 1994; October 2000 to January 2003), Chief Operating Officer (1980 to 1985), Executive Vice President-Electrical (1978 to 1980), Vice President-T&B/ Thomas & Betts (1976 to 1978) and President (1974 to 1976) of The Thomas & Betts Co. Division of the Corporation. Director of C.R. Bard, Inc., PRO MACH, Inc., Imagistics International Inc., and Deere & Co.
Jeananne K. Hauswald, 59
Director since 1993
Managing Director (1998 to present) of Solo Management Group, LLC (corporate financial and investment management consultants). Director of Constellation Brands, Inc.
Dean Jernigan, 58
Director since 1999
Private investor (2002 to present). Chairman of the Board and Chief Executive Officer (1984 to 2002) and President (1984 to 2001) of Storage USA, Inc. (a self storage real estate investment trust).

Ronald B. Kalich Sr., 56
Director since 1998
President and Chief Executive Officer (September 2000 to present) of FastenTech, Inc. (specialty fastening products). President and Chief Executive Officer (1999 to 2000) of National-Standard Company (wire and wire-related products, fabricated filters and inflator housings for the automotive air bag industry). President and Chief Executive Officer (1994 to 1999) of Getz Bros. & Co., Inc. (medical, industrial and consumer goods). Director of FastenTech, Inc.
Robert A. Kenkel, 69
Director since 1994
Private investor (1996 to present). Business consultant (1990 to 1996). Chairman, Chief Executive Officer and Chief Operating Officer (1988 to 1990) of The Pullman Co. (automotive, aerospace and industrial components and products).
Kenneth R. Masterson, 60 Director since 1995 Executive Vice President, General Counsel and Secretary (1998 to present) of FedEx Corporation (transportation services). Director of Accredo Health, Inc.
Dominic J. Pileggi, 52
Director since 2004
Chief Executive Officer (January 2004 to present), President 2003 to present), Chief Operating Officer (2003 to 2004), Group President-Electrical (2000 to 2003), and Senior Vice President 2000 to 2002) of Thomas & Betts Corporation. President EMS Division (1998 to 2000) of Viasystems, Inc. (provider of electronics manufacturing services).

Jean-Paul Richard, 61
Director since 1996
Chairman and Chief Executive Officer (1998 to present) of PRO MACH, Inc. (packaging machinery). President, and Chief Executive Officer (1996 to 1997) of AGCO Corporation (agricultural equipment). Director of PRO MACH, Inc.
Jerre L. Stead, 61
Director since 1998
Chairman (2000 to present) of HAIC (software). Chairman and Chief Executive Officer (1996 to 2000) of Ingram Micro Inc. (distributor of technology products and services). Director of Armstrong World Industries, Inc., Brightpoint, Inc., Conexant Systems, Inc., Mindspeed Technologies, Inc. and Mobility Electronics, Inc.
David D. Stevens, 50
Director since 2004
Chairman and Chief Executive Officer (1996 to present) of Accredo Health, Incorporated (specialized contract pharmacy services). Director of Accredo Health, Incorporated and Wright Medical Group, Inc.
William H. Waltrip, 66
Director since 1983
Private Investor (2003 to present). Chairman (1993 to 2003) of Technology Solutions Company (services and resources to design, develop and implement large-scale computer systems). Director of Advanced Medicines, Inc., Bausch & Lomb Incorporated, and Charles River Laboratories.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

      The independent public accounting firm for the Corporation in fiscal year 2003 was KPMG LLP (“KPMG”). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the shareholders, to audit the financial statements of the Corporation for the fiscal year 2004 and until the 2005 annual meeting of shareholders. KPMG has audited the Corporation’s financial statements annually since 1969, is considered to be well qualified, and has no financial interest, direct or indirect, in the Corporation or any subsidiary of the Corporation. If the shareholders do not ratify this appointment, the Audit Committee and the Board will consider the appointment of another independent public accounting firm.

      Representatives of KPMG will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

      Ratification of the appointment of KPMG will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

APPROVAL OF MANAGEMENT INCENTIVE PLAN

      The Board recommends that shareholders approve the Thomas & Betts Corporation Management Incentive Plan, as amended (“MIP”), so that awards under MIP will continue to qualify as performance-based compensation not subject to a limit on deductibility. MIP was last approved by the shareholders on May 5, 1999, when it was known as the Executive Incentive Plan.

      MIP is intended to continue the Corporation’s long-standing policy of providing key employees, who are in a position to contribute materially to the success of the Corporation and its subsidiaries, with an opportunity to receive an annual incentive bonus based on the achievement of objective, pre-established criteria and performance targets as approved by the Compensation Committee (the “Committee”). If approved, MIP, as amended, would become effective on May 5, 2004, and continue until terminated by the Board.

      The following summary of MIP is qualified in its entirety by the complete text of MIP as set forth in Appendix C to this Proxy Statement.

      MIP is applicable to corporate officers and other key employees as may be designated by the Committee. It provides for annual cash awards based on the extent to which corporate, division and subsidiary performance targets are achieved in the preceding year.

(Payment in stock is not permitted under MIP, as amended.) Approximately 350 employees are currently eligible to participate in MIP. The Committee determines which employees may participate in MIP on an annual basis.

      The cash incentive bonus payable to participants under MIP with respect to a given fiscal year will be determined by:

(a) assigning each participant a specified percentage of his or her base earnings for the year;

(b) multiplying the participant’s earnings by the specified percentage to determine his or her target incentive amount (“Target Award”);

(c) determining the extent of achievement of the pre-established performance goals, expressed as a percentage of the range for each criterion, weighted by the relative importance of each performance goal for the participant as determined by the Committee; and

(d) multiplying the Target Award by the weighted average percentage representing the extent to which the performance criteria were achieved.

      The award payable to any participant will vary from the Target Award, depending upon whether, or the extent to which, performance targets were achieved. MIP is not funded.

      Performance criteria and their weightings are established annually by the Committee. The performance criteria which may be selected are set forth in Section 2(k) of the MIP. Generally, for any one participant, there will be no more than four performance criteria. However, the Committee has the discretion to establish more than four criteria.

      The Committee will establish a performance target for each criterion and will certify as to the performance level achieved before any payments are made. The Committee may not increase the amount of compensation that would otherwise be payable upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interest of the Corporation and its shareholders. Awards will be paid in cash as soon as practicable after the close of the year for which they are earned. No award will be payable to any participant who is not an employee at the time incentives are paid, with certain exceptions in the event of death, disability, retirement and involuntary termination other than for cause.

      It is not possible to determine at this time the bonus amounts that would be payable under MIP for 2004 performance. The table below sets forth the amounts that would have been received by each of the persons and groups named if MIP had been in effect for the last fiscal year, based on that year’s performance. The maximum award that can be paid to any individual during any year is $2 million.

New Plan Benefits Management Incentive Plan

Dollar
Name and Position	Value($)

T.K. Dunnigan	$764,763
Chairman and Chief Executive Officer
D.J. Pileggi	491,904
Chief Operating Officer and President
J.P. Murphy	267,440
Senior Vice President and Chief Financial Officer
J.N. Raines	199,621
Vice President-General Counsel and Secretary
C.C. Muscarella	117,723
Vice President-Human Resources and Administration
Executive Group	1,954,559
Non-Executive Director Group	—
Non-Executive Officer Employee Group	5,857,226

      The Board may from time to time suspend or discontinue the Plan or revise, amend or terminate MIP. As stated in the Compensation Committee Report on Executive Compensation, it is the Corporation’s policy to take all reasonable action to maximize the deductibility of all performance-based compensation. Therefore, the Board recommends that MIP, as amended, be approved by the shareholders. Also, it is the Corporation’s policy to obtain shareholder approval of any amendment to MIP for which approval is needed to qualify as performance-based compensation, such as any change to the maximum award payable to any individual in a year.

Vote Required for Approval

      Approval of MIP will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF EQUITY COMPENSATION PLAN

Purpose of the Plan

      The purpose of the Thomas & Betts Corporation Equity Compensation Plan (the “Plan”) is to aid the Corporation and its subsidiaries in:

•	securing key employees of outstanding ability; and

•	motivating key employees to exert their best efforts to achieve the long-term goals of the Corporation.

      In furtherance of these objectives, the Board of Directors, upon the recommendation of the Compensation Committee, has adopted the Plan, subject to approval by the shareholders at this meeting. A summary of the Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Plan, a copy of which is attached to this proxy statement as Appendix D.

      In February 2004, the final awards and grants were made under the Corporation’s 1993 Management Stock Ownership Plan and the 2001 Stock Incentive Plan. No further awards or grants will be made under these existing plans except for awards and grants to new key employees, if any, before May 5, 2004. Therefore, the Board of Directors strongly recommends approval of the Equity Compensation Plan so that the Corporation may continue to motivate selected key employees to achieve the Corporation’s long-range objectives.

Administration of the Plan

      The Plan will be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is both an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Committee”).

      The Committee, subject to the provisions of the Plan, will:

•	select participants from among those eligible and make awards;

•	determine the types of awards and the number of shares of common stock covered by such awards;

•	establish the terms, conditions, restrictions and other provisions of the awards; and

•	amend, modify, cancel or suspend awards.

      The Committee has authority to interpret the Plan and all agreements and other documents and instruments relating to awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

Types of Awards

      The Committee may award restricted shares of Thomas & Betts common stock and options to purchase shares of Thomas & Betts common stock under the Plan.

Number of Shares That May Be Awarded

      Under the Plan, the Corporation may grant:

•	options to purchase for cash an aggregate of not more than 3,000,000 shares of Thomas & Betts common stock; and

•	restricted stock awards of not more than 500,000 shares of Thomas & Betts common stock.

      The Plan also provides that no person may be granted options for more than 200,000 shares during any fiscal year. All three limits, as well as outstanding awards, are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other corporate reorganization. The total number of shares covered by the Plan represents 5.86% of the shares of common stock outstanding as of March 15, 2004.

      The Plan provides for the use of authorized but unissued shares. To the extent any shares of common stock covered by an award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the award is terminated, canceled or expires unexercised, then the shares of common stock subject to such award may again be used for further awards under the Plan. If tax withholding requirements are satisfied by withholding or surrendering shares of Thomas & Betts common stock to the Corporation, only the number of shares issued net of Thomas & Betts common stock withheld or surrendered will be counted against the number of shares available under the plan.

Term of the Plan

      The Plan will become effective when approved by the shareholders. Unless the Plan is earlier terminated in accordance with its provisions, no awards will be made under the Plan after February 4, 2014, but outstanding options and restrictions on restricted shares issued under the Plan may extend beyond that date.

Eligibility to Receive Awards

      Unless otherwise determined by the Committee, awards of restricted stock and stock options may be made to key employees (currently approximately 350 individuals) of the Corporation and its subsidiaries, as may be designated by the Committee.

Provisions Applicable to Restricted Stock Awards

      Terms, Conditions and Restrictions. The Committee has authority to establish the terms, conditions, restrictions and other provisions of each restricted stock award. Except as otherwise provided in the Plan or determined by the Committee, the recipient of restricted shares must remain employed by the Corporation or a subsidiary during the restriction period or otherwise forfeit all right, title and interest in and to the restricted shares. Until such time as the restrictions on the restricted shares terminate, the Corpora-

tion or its designee will hold the certificates for such restricted shares in escrow on the recipient’s behalf.

      Agreements and Stock Legends. A restricted stock award will be evidenced by an agreement, in such form as may be specified by the Committee, issued by the Corporation and setting forth the terms, conditions, restrictions and other provisions of the award. Stock certificates for restricted shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which the shares are subject.

      Rights with Respect to Shares. The recipient of a restricted stock award has all rights of ownership with respect to such underlying shares, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the award and any legend on the stock certificate for such shares. Any additional shares of Thomas & Betts common stock received incident to the ownership of restricted shares, as a result of a stock dividend, stock split, merger or otherwise, will also be restricted and be subject to the same restrictions and bear the same legend as the original restricted shares.

      Transferability Restrictions. During the applicable restriction period, restricted shares may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner.

      Lapse of Restrictions. Unless otherwise determined by the Committee, the restrictions applicable to restricted shares terminate with respect to such shares on the earliest to occur of:

•	the specified expiration of the restriction period (including upon a change of control),

•	the recipient’s retirement in accordance with the Corporation’s retirement practices and policies,

•	the recipient’s permanent disability, or

•	the recipient’s death,

provided that, in the event of the recipient’s retirement or permanent disability, the restrictions will not terminate prior to six months after the date of award, unless otherwise specified by the Committee.

Provisions Applicable to Stock Options

      Option Price. The Committee may grant options to purchase Thomas & Betts common stock for cash at a price not less than the fair market value of the shares, which is equal to the average of the high and low prices of the common stock on the New York Stock Exchange on the grant date. The closing price of Thomas & Betts common stock on March 15, 2004 was $20.71. Options generally may not be exercised prior to the first anniversary of the grant date.

      Term of Options; Incentive Stock Options. Unless a shorter period is determined by the Committee, options may not be exercised later than 10 years after the grant date. Subject to the limitations imposed by the provisions of the Code, certain of the options granted under the Plan may be designated “incentive stock options.”

      Agreement. Each stock option granted under the Plan will be evidenced by an agreement, in such form as may be specified by the Committee, issued by the Corporation and setting forth the terms, conditions and other provisions of the stock option, including the number of shares covered by the stock option, the exercise price per share, the term of the stock option and the vesting schedule. A recipient of a stock option award may not exercise the stock option until he or she executes and delivers such agreement to the Corporation.

      Transferability Restrictions. Unless otherwise determined by the Committee, a stock option issued under the Plan by its terms will be personal, and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

      Rights After Termination of Employment. Unless otherwise determined by the Committee:

•	If an optionee terminates employment for any reason other than death, retirement or permanent disability, such optionee’s option may be exercised, to the extent exercisable on the date of termination, for a period of 60 days after the termination date or until the expiration of the option, whichever period is shorter.

•	If an optionee retires, such optionee’s option immediately vests and may be exercised in full for a period of three years after the retirement date or until the expiration of the option, whichever is shorter (except no option may be exercised less than six months from the grant date).

•	If an optionee’s employment terminates by reason of permanent disability, such optionee’s option immediately vests and may be exercised for a period of 24 months after such termination date (except no option may be exercised less than six months from the grant date) or until the expiration of the option, whichever period is shorter.

•	If an optionee dies after retirement or within the 24 month period following termination by reason of disability, the optionee’s option may be exercised by the optionee’s legal representative, to the extent to which it was exercisable at the time of death, for a period of 12 months from the date of death or until the expiration of the option, whichever period is shorter.

•	If an optionee dies while an employee, such optionee’s options immediately vest and may be exercised by the optionee’s legal representative for a period of 12 months from the date of death or until the expiration of the option, whichever period is shorter.

      Payment of Exercise Price. Because the options are to be granted as incentives, the Corporation will not receive any cash consideration for granting options. Payment in full of the option price in cash must be made upon exercise of any option.

      Cancellation of Outstanding Options. The Committee may revoke and cancel any outstanding options which, in the aggregate, would create a significant adverse effect on the Corporation’s financial statements if the Financial Accounting Standards Board subjects such options to new accounting rules.

Re-pricing Prohibited

      The Plan prohibits the re-pricing of outstanding options (including, without limitation, by canceling an outstanding option and replacing such option with a new option with a lower exercise price) and the granting of discounted options.

Loans Prohibited

      The Corporation will not loan funds to an optionee for the purpose of paying the exercise price associated with a stock option issued under the Plan or for the purpose of paying any taxes associated with the issuance, exercise or vesting of any award under the Plan.

Change of Control

      Upon the occurrence of a “change of control” (as defined in the Plan): (i) the restrictions applicable to any restricted shares will immediately lapse; and (ii) all outstanding stock options will become fully vested and immediately exercisable.

Termination and Amendment of the Plan

      The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, cancel or suspend any award made under the Plan at any time; provided, however, that without the consent of the recipients affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of such recipients with respect to awards previously granted, except as provided in the Plan. Certain amendments and modifications as specified in the Plan, including an amendment to increase the number of shares issuable under the Plan or to reprice outstanding stock options, may not be made, however, without the requisite vote of the Corporation’s shareholders.

New Plan Benefits

      The awards that will be granted to eligible participants under the Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time. The table below sets forth the awards that would have been received by each of the persons and groups named if the Plan had been in effect for the last fiscal year, based on that year’s performance.

	Restricted Stock	Option
Name and Position	Awards	Awards

T.K. Dunnigan	40,061	93,476
Chairman and Chief Executive Officer
D.J. Pileggi	33,099	77,232
Chief Operating Officer and President
J.P. Murphy	10,191	23,779
Senior Vice President and Chief Financial Officer
J.N. Raines	7,019	16,377
Vice President-General Counsel and Secretary
C.C. Muscarella	4,640	10,828
Vice President-Human Resources and Administration
Executive Group	98,701	230,305
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	46,959	691,989

Foreign Jurisdictions

      In order to foster and promote achievement of the material purposes of the Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Committee may modify the terms of the Plan or provide additional terms. These modifications or additional terms may be reflected in sub-plans, supplements or alternative versions of the Plan.

Federal Income Tax Consequences

      The following is a brief description of the material United States federal income tax consequences associated with awards under the Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

      Restricted Stock. Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Corporation is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient, subject to the $1 million deductibility limit of Section 162(m) of the Code.

      A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long-term or short-term commences on the day after the recipient recognizes ordinary income pursuant to an award.

      Stock Options. Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the optionee or the Corporation. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by the Corporation. The optionee’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

      Upon the exercise of an incentive stock option, the optionee will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the optionee will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the optionee will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. The Corporation will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. If the optionee exercises an incentive stock option more than three months after his or her termination of employment due to retirement or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

      Compensation realized by optionees on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options is intended to be performance-based compensation under the Code and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

Vote Required for Approval

      Approval of the Plan will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 5

APPROVAL OF NONEMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

Purpose of the Plan

      The purpose of the Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan (the “Directors Plan”) is to aid the Corporation and its subsidiaries in:

•	retaining nonemployee directors of outstanding ability; and

•	motivating them to exert their best efforts to achieve the long-term goals of the Corporation.

      In furtherance of these objectives, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, has adopted the Directors Plan, subject to approval by the shareholders at this meeting. A summary of the Directors Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Directors Plan, a copy of which is attached to this proxy statement as Appendix E.

      No further grants or awards will be made under the Corporation’s Deferred Fee Plan for Nonemployee Directors, Restricted Stock Plan for Non-employee Directors and Non-employee Directors Stock Option Plan. Therefore, the Board of Directors strongly recommends approval of the Directors Plan so that the Corporation may continue to motivate non-employee directors to achieve the Corporation’s long-term goals.

Administration of the Directors Plan

      The Directors Plan will be administered by those members, not less than two, of the Nominating and Governance Committee of the Board of Directors, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Committee”).

      The Committee, subject to the provisions of the Directors Plan, will:

•	make awards;

•	determine the types of awards and the number of shares of common stock covered by such awards;

•	establish the terms, conditions, restrictions and other provisions of the awards; and

•	amend, modify, cancel or suspend awards.

      The Committee has authority to interpret the Directors Plan and all agreements and other documents and instruments relating to awards, to adopt, amend and rescind rules for the administration of the Directors Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Directors Plan. However, the Committee’s discretion with respect to elective stock credits and accounts is limited so as to not to cause these awards to fail to be formula-type awards for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Types of Awards

      The Committee may award restricted and unrestricted shares of Thomas & Betts common stock, options to purchase shares of Thomas & Betts common stock, and stock credits based on Thomas & Betts common stock under the Directors Plan.

Number of Shares That May Be Awarded

      Under the Directors Plan, the Corporation may grant:

•	options to purchase for cash an aggregate of not more than 750,000 shares of Thomas & Betts common stock;

•	restricted stock awards of not more than 100,000 shares of Thomas & Betts common stock;

•	unrestricted stock awards of not more than 100,000 shares of Thomas & Betts common stock; and

•	stock credits of not more than 750,000 shares of Thomas & Betts common stock.

      The Directors Plan also provides that no person may be granted options for more than 15,000 shares during any year of Board service. Each of the five limits, as well as outstanding awards, are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other corporate reorganization.

      The total number of shares covered by the Directors Plan represents 2.85% of the shares of common stock outstanding as of March 15, 2004.

      The Directors Plan provides for the use of authorized but unissued shares. To the extent any shares of common stock covered by an award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the award is terminated, canceled or expires unexercised, then the shares of common stock subject to such award may again be used for further awards under the Directors Plan.

Term of the Directors Plan

      The Directors Plan will become effective when approved by the shareholders. Unless the Directors Plan is earlier terminated in accordance with its provisions, no awards will be made under the Directors Plan after May 5, 2014. Termination of the Directors Plan will not affect outstanding options, restrictions on restricted shares, or stock credits made under the Directors Plan before it is terminated.

Eligibility to Receive Awards

      Unless otherwise determined by the Committee, awards of common stock, restricted stock, stock options and stock credits may be made to any person who is elected a director of the Corporation and who is not an employee of the Corporation or any subsidiary or affiliate (currently approximately 10 individuals).

Provisions Applicable to Restricted Stock Awards

      Terms, Conditions and Restrictions. The Committee has authority to establish the terms, conditions, restrictions and other provisions of each restricted stock award. Except as otherwise provided in the Directors Plan or determined by the Committee, the recipient of restricted shares must remain a director of the Corporation during the restriction period or otherwise forfeit all right, title and interest in and to the restricted shares. Until such time as the restrictions on the restricted shares terminate, the Corporation or its designee may hold the certificates for such restricted shares in escrow on the recipient’s behalf.

      Agreements and Stock Legends. A restricted stock award will be evidenced by an agreement, in such form as may be specified by the Committee, issued by the Corporation and setting forth the terms, conditions, restrictions and other provisions of the award. Stock certificates for restricted shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which the shares are subject.

      Rights with Respect to Shares. The recipient of a restricted stock award has all rights of ownership with respect to such underlying shares, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Directors Plan, the agreement relating to the award and any legend on the stock certificate for such shares. Any additional shares of Thomas & Betts common stock received incident to the ownership of restricted shares, as a result of a stock dividend, stock split, merger or otherwise, will also be restricted and be subject to the same restrictions and bear the same legend as the original restricted shares.

      Transferability Restrictions. During the applicable restriction period, restricted shares may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner.

      Lapse of Restrictions. Unless otherwise determined by the Committee, the restrictions applicable to restricted shares terminate with respect to such shares on the earliest to occur of:

•	the expiration of the restriction period (including upon a change of control),

•	the recipient’s retirement in accordance with the Board’s retirement policy,

•	the recipient’s permanent disability (or six months after the date of the award, if later), or

•	the recipient’s death.

Provisions Applicable to Stock Options

      Option Price. The Committee may grant options to purchase Thomas & Betts common stock for cash at a price not less than the fair market value of the shares, which is equal to the average of the high and low prices of the common stock on the New York Stock Exchange on the grant date. The closing price of Thomas & Betts common stock on March 15, 2004 was $20.71. Options generally may not be exercised prior to the first anniversary of the grant date.

      Term of Options. Unless a shorter period is determined by the Committee, options may not be exercised later than 10 years after the grant date.

      Agreement. Each stock option granted under the Directors Plan will be evidenced by an agreement, in such form as may be specified by the Committee, issued by the Corporation and setting forth the terms, conditions and other provisions of the stock option, including the number of shares covered by the stock option, the exercise price per share, the term of the stock option and the vesting schedule. A recipient of a stock option may not exercise the stock option until he or she executes and delivers such agreement to the Corporation.

      Transferability Restrictions. Unless otherwise determined by the Committee, a stock option issued under the Directors Plan by its terms will be personal, and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

      Rights After Termination of Directorship. Unless otherwise determined by the Committee:

•	If an optionee’s directorship terminates for any reason other than death, retirement or permanent disability, such optionee’s option may be exercised, to the extent exercisable on the date of termination, for a period of 60 days after the termination date or until the expiration of the option, whichever period is shorter.

•	If an optionee retires, such optionee’s option may be exercised in full for the stated period of the option (except no option may be exercised less than six months from the grant date).

•	If an optionee’s directorship terminates by reason of permanent disability, such optionee’s option immediately vests and may be exercised for the stated period of the option (except no option may be exercised less than six months from the grant date).

•	If an optionee dies after retirement or termination by reason of disability, the optionee’s option may be exercised by the optionee’s legal representative, to the extent to which it was exercisable at the time of death, for a period of 12 months from the date of death or until the expiration of the option, whichever period is shorter.

•	If an optionee dies while serving as a director, such optionee’s options immediately vest and may be exercised by the optionee’s legal representative for a period of 12 months from the date of death or until the expiration of the option, whichever period is shorter.

      Cancellation of Outstanding Options. The Committee may revoke and cancel any outstanding options which, in the aggregate, would create a significant adverse effect on the Corporation’s financial statements if the Financial Accounting Standards Board subjects such options to new accounting rules.

Re-pricing Prohibited

      The Directors Plan prohibits the re-pricing of outstanding options (including, without limitation, by canceling an outstanding option and replacing such option with a new option with a lower exercise price) and the granting of discounted options.

Loans Prohibited

      The Corporation will not loan funds to an optionee for the purpose of paying the exercise price associated with a stock option issued under the Directors Plan or for the purpose of paying any taxes associated with the issuance, exercise or vesting of any award under the Directors Plan.

Provisions Applicable to Stock Credits

      Each nonemployee director will have a stock account under the Directors Plan to which stock credits will be made for any elective fee deferrals and nonelective fee deferrals. Stock credits are not, and do not constitute, shares of common stock.

      Elective Fee Deferrals. Each director, and each first-time nominee for director who is not an employee of the Corporation or any of its subsidiaries or affiliates, may elect to defer payment of all or any portion of his or her compensation. Such election must be made prior to the date that services are rendered.

      All compensation subject to a deferral election will be deferred into an elective stock account maintained in the name of the director.

      The elective stock account of a director will be credited, as of the day on which the deferred compensation otherwise would have been payable to the director, with stock credits equal to the number of shares of common stock (including fractions of a share) that are equal in value to the amount of such deferred compensation, using the fair market value of shares of common stock on such day.

      Nonelective Fee Deferrals. The Committee will determine the number of stock credits, if any, to be credited to a director’s nonelective stock account with respect to a year of Board service.

      Distribution. Distribution of each stock account must commence, in accordance with the director’s election, as of (i) one month following such director’s termination of service as a director or (ii) January 15 of the year following the year in which the director’s service as a director ceases, provided, however, that distribution of an elective stock account may not commence within six months of the date a deferral election was made. Distribution of a director’s stock accounts may be made in cash or in common stock, as determined by the Committee, except that the value of any fractional share will be paid in cash based on the fair market value of the common stock on the date of distribution.

      Distribution of each stock account will be made, in accordance with the director’s election with respect to such account, in a lump sum or in a number of annual installments (not to exceed 10). If no election is made, distribution will be made in a lump sum. If a director elects installments, the amount of each installment will be equal to the current number of stock credits attributed to such stock account, divided by the number of installments yet to be paid.

      The Committee, in its sole discretion upon a finding that continued deferral will result in severe financial hardship to the director, may authorize (i) the payment of all or a part of a director’s stock accounts in a single installment prior to the distribution commencement dates for such accounts elected by the director, or (ii) the acceleration of payment of any multiple installments thereof.

      The Committee will distribute all of a director’s accounts in a single installment to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the director may have designated. Any distribution because of death will be made as soon as practicable after the Committee is notified of the director’s death or is satisfied as to the identity of the appropriate payee, whichever is later.

      Unfunded Plan. All amounts payable under the Directors Plan are general unsecured obligations of the Corporation. The Board may, however, in the event of a change in control of the Corporation or for administrative reasons, fully fund the stock accounts by means of a contribution to the Thomas & Betts Corporation Agreement and Plans Trust dated May 20, 1988, as amended (the “Rabbi Trust”), or other “rabbi” trust selected by the Committee.

Change of Control

      Upon the occurrence of a “change of control” (as defined in the Directors Plan): (i) the restrictions applicable to any restricted shares will immediately lapse; and (ii) all outstanding stock options will become fully vested and immediately exercisable.

Termination and Amendment of the Directors Plan

      The Board of Directors or the Committee may suspend or terminate the Directors Plan at any time and the Committee may amend or modify the Directors Plan and amend, cancel or suspend any award made under the Directors Plan at any time; provided, however, that without the consent of the recipients affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of such recipients with respect to awards previously granted, except as provided in the Directors Plan. Certain amendments and modifications as specified in the Directors Plan, including an amendment to increase the number of shares issuable under the Directors Plan or to reprice outstanding stock options, may not be made, however, without the requisite vote of the Corporation’s shareholders.

New Plan Benefits

      The awards that will be granted to eligible directors under the Directors Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time. The table below sets forth the awards that would have been made under the Directors Plan if it had been in effect for the last fiscal year.

	Common	Restricted
	Stock	Stock	Option
Name and Position	Awards	Awards	Awards

T.K. Dunnigan	—	—	—
Chairman and Chief Executive Officer
D.J. Pileggi	—	—	—
Chief Operating Officer and President
J.P. Murphy	—	—	—
Senior Vice President and Chief Financial Officer
J.N. Raines	—	—	—
Vice President—General Counsel and Secretary
C.C. Muscarella	—	—	—
Vice President-Human Resources and Administration
Executive Group	—	—	—
Non-Executive Director Group	—	9,000	33,363
Non-Executive Officer Employee Group	—	—	—

Federal Income Tax Consequences

      The following is a brief description of the material United States federal income tax consequences associated with awards under the Directors Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

      Restricted Stock. Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Corporation is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

      A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long-or short-term commences on the day after the recipient recognizes ordinary income pursuant to an award.

      Stock Options. Stock option grants do not cause any tax consequences to the optionee or the Corporation. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by the Corporation. The optionee’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

      Stock Credits. Neither the director nor the Corporation has any tax consequences when stock credits are made to the director’s stock account. If a director’s stock account is distributed in common stock, the then fair market value of the shares is ordinary income to the director. In the case of a cash distribution, the amount of cash is ordinary income to the director. The Corporation is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

      A director’s tax basis for shares distributed from the stock account will be equal to the amount of ordinary income recognized by the director with respect to the shares. The director will recognize capital gain (or loss) on a sale of the stock if the sale price exceeds (or is lower than) such basis. The holding period for the shares for purposes of characterizing gain or loss on the sale of any shares as long-term or short-term commences on the day after the recipient recognizes ordinary income.

      Common Stock Awards. Unrestricted common stock awards are taxable to a recipient at the time of grant at the then fair market value. The Corporation is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient. A recipient’s tax basis for the shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the common stock if the sale price exceeds (or is lower than) such basis. The holding period for the shares for purposes of characterizing gain or loss on the sale of any shares as long-term or short-term commences on the day after the date of grant.

Vote Required for Approval

      Approval of the Directors Plan will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

DEADLINES FOR SUBMISSION OF
PROXY PROPOSALS, NOMINATIONS OF DIRECTORS AND OTHER BUSINESS

Proxy Statement Proposals

      Shareholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Shareholders to be held in 2005, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Secretary at the Corporation’s principal executive offices prior to November 20, 2004. Alternative notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year’s annual meeting.

Procedure for Nominations of Directors and Other Business for Presentation at the Annual Meeting

      Shareholders who wish to present director nominations or other business at the Annual Meeting of Shareholders to be held in 2005 must give notice to the Secretary at the Corporation’s principal executive offices on or prior to January 6, 2005. The Corporation’s Bylaws specify the information to be included in this shareholder’s notice. A shareholder should submit the name, biographical data and qualifications of any suggested director candidate to the Secretary of the Corporation. The recommendation should be accompanied by the person’s written consent to be named as a candidate and, if nominated and elected, to serve as a director. If a shareholder wishes to nominate at the annual meeting of shareholders a person for election to the Board, the Corporation’s Bylaws require that the nomination satisfy certain conditions. A shareholder may obtain a copy of the Bylaws by making a written request to the Secretary or at www.TNB.com.

      All shareholder director nominations submitted to the Secretary must be in accordance with the Corporation’s Bylaws, the Tennessee corporate law and the federal securities laws. The Secretary will forward all shareholder nominations immediately to the Chairman of the Nominating and Governance Committee for consideration by the Committee.

      When determining qualifications of members of the Board of Directors, the Board considers, among other things, the following: independence, expertise and experience in the areas of marketing, manufacturing operations, finance, technology, legal and human resources. The Board further considers the extent of the director’s international business experience and whether the director has served as the chief executive officer of a publicly-trade company. Independence requires a three-year “cooling-off” period for former employees of the Corporation, or of its present or former internal or external independent auditor; for employees of any company whose compensation committee includes an officer of the Corporation; and for immediate family members of the above.

      There is no difference in the manner in which the Nominating and Governance Committee evaluates nominees for director based ion whether the nominee is recommended by a shareholder or the Committee.

Procedure for Communicating with the Board of Directors

      The procedure for interested persons to contact non-employee members of the Board of Directors or any committee of the Board of Directors is as follows:

(a)	Anonymous submissions may be submitted in writing, in a sealed envelope, to the Secretary. The Secretary will forward the sealed envelope to a non-employee director designated by the Board of Directors to receive and address such complaints.

(b)	Anonymous submissions may not be submitted via email, by telephone or orally.

(c)	Other submissions may be submitted through the Secretary or the Corporation’s EmPower Line, a third party hotline, at 1-888-511-5093. Either the Secretary or the third party vendor will forward the submission to a non-employee director designated by the Board of Directors to receive and address such complaints.

      The receipt and forwarding of all submissions are recorded and tracked by the Secretary. All submissions and responses, if any, are retained by the Secretary pursuant to the Corporation’s record retention polices for a period of 5 years.

By Order of the Board of Directors,

J.N. RAINES, Secretary

Memphis, Tennessee

March 26, 2004

APPENDIX A

THOMAS & BETTS CORPORATION

CHARTER OF THE AUDIT COMMITTEE
(As adopted by the Board of Directors on February 4, 2004)

I.	PURPOSE

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. The Committee shall provide a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”) to be included in the Company’s annual proxy statement.

      In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company.

II.	MEMBERSHIP

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s members will meet the independence, experience and other requirements of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). A Committee member other than in his or her capacity as a Committee, Board member or member of any other Board Committee shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or be an “affiliated person” of the Company or any subsidiary thereof in violation of NYSE or SEC Rules. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine that such simultaneous service will not impair the ability of such member to serve effectively on the Committee and disclose such determination in the Company’s annual proxy statement.

      The Board acting on the recommendation of the Nominating and Governance Committee will appoint annually the members of the Committee and shall determine whether the Committee has an “audit committee financial expert” as defined by SEC Rules and whether such expert is “independent” from management as defined in Schedule 14A of the SEC Rules. Each member shall be financially literate as determined by the Board in its business judgment and one member must have accounting or related financial management expertise as determined by the Board in its business judgment.

III.	MEETINGS AND PROCEDURES

      The Committee shall meet as often as it determines, but not less frequently than three times a year. The Committee shall meet not less frequently than three times annually with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

IV.	DUTIES AND RESPONSIBILITIES

      While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits of those financial statements. These are the responsibilities of management and the independent auditor. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit department, as well as its independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee, including any person designated as an audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company’s financial statements or any professional certification as to the independent auditor’s work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles (“GAAP”) and applicable SEC Rules.

      The following shall be the common recurring activities of the Committee in carrying out its duties and responsibilities. These functions are set forth with the understanding that the Committee may engage in additional activities as appropriate given the circumstances.

•	The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

•	The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Approval by the Committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not result in the delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals of audit and permitted non-audit services, provided that any decisions to preapprove shall be presented to the full Committee at its next scheduled meeting.

•	The Committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor’s report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” shall occur prior to the filing of the Form 10-Q or Form 10-K. The Committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 100, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding:

(A)	All accounting policies and practices to be used that the independent auditor identifies as critical;

(B)	All alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(C)	All other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

•	The Committee shall discuss with management and the independent auditor:

(A)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and

(B)	Analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	The Committee shall discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

•	The Committee shall discuss with management, the director-audit services and the independent auditor the Company’s major financial risk exposures and its guidelines and policies with respect to risk assessment and risk management. The Committee shall review the internal audit plan and functions at least annually and review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit functions.

•	The Committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are:

(A)	Any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

(B)	Any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(C)	Any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

      • The Committee shall:

(A)	Evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team, taking into account the opinions of management and the Company’s internal auditors;

(B)	Ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE and SEC Rules, and consider whether there should be regular rotation of the audit firm itself;

(C)	Set clear hiring policies for employees or former employees of the independent auditor;

(D)	Obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality-control procedures and any material issues raised by its most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues;

(E)	Receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or NYSE Rules or the Public Company Accounting Oversight Board; and

(F)	Discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

•	The Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting; regarding all significant deficiencies in the design or the operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and regarding whether there were significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee may discuss with the Company’s General Counsel any legal or regulatory matters that could reasonably be expected to have a material impact on the Company’s business or financial statements.

•	The Committee may discuss at least annually with the Company’s Chief Compliance Officer with oversight of the Company’s ethics and compliance policies and procedures for a report on the Company’s ethics and compliance policies and procedures, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.

•	The Committee at least annually shall:

(A)	Perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter; and

(B)	Review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B

THOMAS & BETTS CORPORATION

CHARTER OF THE
NOMINATING AND GOVERNANCE COMMITTEE
(As adopted by the Board of Directors on February 4, 2004)

I.	PURPOSE

      The Nominating and Governance Committee (the “Committee”) is appointed by the Board of Directors of Thomas & Betts Corporation (the “Company”) to assist the Board of Directors of the Company (the “Board”) in fulfilling its responsibility to the Company’s shareholders relating to the selection and nomination of persons to serve on the Board and the other governance-related matters set forth in this Charter.

      The Company shall provide the Committee with all of the resources, both internal and external, which the Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function. Without limiting the foregoing, the Committee shall have sole authority to retain and terminate any search firm or other consulting firm to be used to identify candidates for the Board and to assist in the evaluation of director compensation, including sole authority to approve such firms’ fees and other retention terms.

II.	COMPOSITION AND MEETINGS

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as set forth in the applicable rules of the New York Stock Exchange and shall meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

      Committee members shall be appointed by the Board, shall serve at the will of the Board, and may be removed with or without cause by the affirmative vote of a majority of the members of the Board. If a Committee Chair is not designated or present at a meeting, the members of the Committee may designate a Chair for such meeting by majority vote. The Committee may delegate its duties to one or more subcommittees consisting of Committee members.

      Regular meetings of the Committee will be at such times during the year as approved by the Committee but no less frequently than once a year. Meetings with members of management and with independent advisors may be scheduled at the request of the Committee. Special meetings may be called and held subject to the Company’s By-laws.

      The Committee Chair will regularly report the Committee’s activities to the Board.

III.	DUTIES AND RESPONSIBILITIES

      The Committee shall have the following duties and responsibilities:

1. Identify individuals who are qualified to become members of the Board, consistent with the criteria approved by the Board.

B-1

2. Consider recommendations by non-member directors, shareholders, management and employees for candidates for nomination and renomination as directors in accordance with guidelines developed by the Committee.

3. Recommend to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings.

4. Recommend individuals to fill any vacancies created on the Board.

5. Make recommendations to the Board regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, and assess whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board.

6. Review and make recommendations to the Board regarding the composition, duties and responsibilities of various committees of the Board.

7. Oversee the annual evaluation of the Board and of management of the Company.

8. Review and establish the compensation of non-employee members of the Board.

9. Develop, review and evaluate the Company’s governance policies and practices, including its governance guidelines and recommend any proposed changes to the Board.

10. Perform an annual performance evaluation of the Committee.

B-2

APPENDIX C

THOMAS & BETTS CORPORATION

MANAGEMENT INCENTIVE PLAN

I.     PURPOSE

      The purpose of the Thomas & Betts Corporation Management Incentive Plan (the “Plan”) is to provide an incentive for corporate officers and other key employees who are in a position to contribute materially to the success of the Corporation and its subsidiaries.

II.     DEFINITIONS

      The following terms, as used herein, will have the meaning specified:

      (a) “Award” means an incentive payment made pursuant to the Plan.

      (b) “Board” means the Board of Directors of the Corporation, as it may be comprised from time to time.

      (c) “Cause” means (i) a felony conviction of a Participant; (ii) the commission by a Participant of an act of fraud or embezzlement against the Corporation and/or a Subsidiary; (iii) willful misconduct or gross negligence materially detrimental to the Corporation and/or a Subsidiary; (iv) the Participant’s continued failure to implement reasonable requests or directions arising from actions of the Board after thirty (30) days’ written notice to the Participant; (v) the Participant’s wrongful dissemination or use of confidential or proprietary information; (vi) the intentional and habitual neglect by the Participant of his or her duties to the Corporation and/or a Subsidiary; or (vii) any other reasons consistent with the Corporation’s and/or a Subsidiary’s policies and procedures regarding dismissals as they are adopted and implemented from time to time.

      (d) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute, and the regulations promulgated thereunder.

      (e) “Committee” means the committee appointed to administer the Plan, as provided in Section 4.

      (f) “Corporation” means Thomas & Betts Corporation, or any successor corporation.

      (g) “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

      (h) “Employee” means executives and other key employees of the Corporation and its Subsidiaries.

      (i) “Participant” means an Employee selected from time to time by the Committee to participate in the Plan.

      (j) “Performance Adjustment” means a factor (or factors), as determined by a schedule established by the Committee, that will, when multiplied by a Participant’s Target Award, determine the amount of a Participant’s Award.

      (k) “Performance Criterion or Criteria” means the business criteria selected by the Committee to measure Corporation, division or Subsidiary performance from one or more of the following:

(i) Corporate, division or Subsidiary sales;

(ii) Corporate, division or Subsidiary return on sales—operating profit divided by sales;

(iii) Corporate, division or Subsidiary net operating profit after taxes, return on net assets or return on capital;

(iv) Cash flow-corporate—the change in the Corporation’s net invested position;

(v) Cash flow division or Subsidiary—division or Subsidiary contribution adjusted for certain changes in balance sheet accounts;

(vi) Earnings per share;

(vii) Productivity—standard direct labor hours divided by direct and indirect labor hours incurred;

(viii) Quality demerits per thousand pieces audited;

(ix) Division or Subsidiary operating profit or contribution income;

(x) Investment turnover—net sales divided by certain assets (e.g., net receivables and inventory), less certain liabilities (e.g., accounts payable and accrued liabilities);

(xi) Return on equity—net income of the Corporation divided by average shareholders’ equity;

(xii) Net asset investment—certain assets (e.g., accounts receivable and goodwill), less certain liabilities (e.g., accounts payable and dividends payable), divided by sales;

(xiii) Inventory turns; and

(xiv) Customer service indices (e.g., fill rates, request index, and performance to promise).

The Committee shall establish the weighting of each Performance Criterion, for use in determining awards under the Plan, within 90 days of the beginning of the fiscal year to which the Performance Criterion relates.

      (l) “Maximum Award” means the level of performance on each Performance Criterion, as approved by the Committee, that will result in a 150% Performance Adjustment to a Participant’s Target Award.

      (m) “Subsidiary” means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s stock.

      (n) “Target Award” means, with respect to a Participant in any year, the Participant’s annual base earnings multiplied by the percentage of salary established by the Committee for that Participant.

III.     AWARDS

      (a) Target Award. A Target Award will be established by the Committee for each Participant. In the event a Participant’s Target Award is changed during the year, the Participant’s higher Target Award will be the basis for determining the Participant’s Award for the year.

      (b) Performance Criteria. One or more Performance Criteria will be established by the Committee for the Corporation and for each division or Subsidiary each year. The Committee may use the same Performance Criteria each year or may use different Performance Criteria from year to year.

      (c) Performance Target. One or more Performance Targets will be established by the Committee for each Performance Criterion selected for each year.

      (d) Performance Adjustment. The Award payable to any Participant will vary from the Target Award depending upon whether, or the extent to which, Performance Targets have been achieved. All such determinations regarding the achievement of any Performance Target will be made by the Committee in its sole and absolute discretion. The Committee may not increase the amount of compensation that would otherwise be payable upon achievement of the Performance Target or Targets, but it may reduce a Participant’s award if it believes such action would be in the best interest of the Corporation and its shareholders.

(i) Schedules. At the beginning of the year, the Committee will establish a range for each Performance Criterion that correlates the percentage of Target Award to specified levels of Corporation, division or Subsidiary performance.

(ii) Award Determination. The Award for a Participant for a given year will be calculated by multiplying the Participant’s Target Award by the Corporation, division or Subsidiary Performance Adjustments, respectively.

(iii) Maximum Award. The maximum award payable to any Participant in any year is $2 million, anything in this Plan to the contrary notwithstanding.

      (e) Payment of Awards. Awards will be paid in cash after the Committee has certified the extent to which the Performance Target or Targets have been met and as soon as practicable after the close of the year for which they are made. If a Participant is disabled for more than four months of the year, the Participant may be granted a prorated Award as and to the extent determined by the Committee. If disability lasts four months or less, there will be no reduction in the amount of the Award. No Award will be payable to any Participant who is not an Employee on the last day of the year, except that if, during the last eight months of the year, the Participant dies, or becomes disabled, the Participant may be granted a prorated Award as and to the extent determined by the Committee, and further provided that if the Participant retires or is involuntarily terminated other than for Cause, the Participant may be granted a prorated Award as and to the extent determined by the Committee, provided that Performance Targets have been met.

IV.     ADMINISTRATION

      (a) Committee. The Plan and all Awards will be administered by the Compensation Committee of the Board of Directors (the “Committee”), which Committee shall consist of not less than three members of such Board of Directors, and shall be constituted so as to enable the Plan to comply with the administration requirements of Code Section 162(m)(4)(C). The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

      (b) Authority. The Committee will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

      The Committee may delegate to the officers or employees of the Corporation and/or a Subsidiary the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority with respect to decisions regarding timing, eligibility, amount or other material terms of any Awards.

      (c) Determinations. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive.

      (d) Liability. No member of the Committee or the Board will be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Corporation will defend Committee and Board members for any actions taken or decisions made in good faith under the Plan.

      (e) Participants. The Committee will designate the corporate officers who shall be Participants in the Plan, and it may designate division or Subsidiary officers to be Participants.

      (f) Awards. Subject to the terms of the Plan, the Committee will have full and complete authority to determine, among other things, the Employees to whom, and the time or times at which, Awards will be made and the requisite conditions thereof.

      (g) Code Section 162(m). It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that, in the case of Participants who are or may be Covered Employees, satisfies the applicable requirements of Code Section 162(m) so that the Corporation’s tax deduction for remuneration in respect of this Plan for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with the intent expressed in this Section 4(g), that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees.

V.	MISCELLANEOUS

      (a) Nonassignability. No Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

      (b) Withholding Taxes. Whenever payments under the Plan are to be made, the Corporation and/ or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

      (c) Amendment or Termination of the Plan. The Board may from time to time suspend or discontinue the Plan or revise, amend or terminate the Plan.

      (d) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Target Awards; provided, however, that the Committee may not increase the amount of compensation that would otherwise be payable upon achievement of the Performance Target or Targets.

      (e) Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Corporation, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      (f) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made to the person to whom the Committee, or its delegate, believes to be legally entitled to the payment. Any such payment will be a complete discharge of the liability of the Committee.

      (g) Unfunded Plan. No provision of the Plan will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets; nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

      (h) Limits of Liability. Neither the Corporation or a Subsidiary, nor any member of the Board, the Committee, or any other person participating in the interpretation, administration or application of the Plan shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

      (i) Rights of Employees. Nothing contained in this Plan will confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits, or to terminate the employment or other service of such person with or without Cause.

      (j) Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

      (k) Invalidity. If any term or provision contained herein will to any extent be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision or part hereof.

      (l) Applicable Law. The Plan will be governed by the laws of the jurisdiction in which the Corporation is incorporated as determined without regard to the conflict of law principles thereof.

      (m) Effective Date. Effective as of May 5, 1994, the Board approved and adopted the Plan. The Plan, as amended and restated, shall be effective as of May 5, 2004 and, as further amended, from time to time thereafter.

APPENDIX D

THOMAS & BETTS CORPORATION

EQUITY COMPENSATION PLAN

I.	PURPOSE

      The purpose of the Thomas & Betts Corporation Equity Compensation Plan (the “Plan”) is to aid the Company and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its subsidiaries. The Company believes that the ownership or increased ownership of the Company’s Common Stock by employees will further align their interests with those of the Company’s other shareholders and will promote the long-term success of the Company.

II.     DEFINITIONS

      Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:

      “Award” means an award granted under the Plan, which may be in the form of Restricted Shares or a Stock Option.

      “Board of Directors” means the Board of Directors of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

      “Common Stock” means the common stock, par value $0.10 per share, of the Company.

      “Company” means Thomas & Betts Corporation, a Tennessee corporation.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

      “Incentive Stock Option” means a Stock Option or portion thereof that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      “Non-Qualified Option” means a Stock Option or portion thereof that is not an Incentive Stock Option.

      “Participant” means any individual who receives an Award.

      “Restricted Shares” means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.

      “Restricted Stock Award” means a grant of Restricted Shares under the Plan.

      “Stock Option” is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. A Stock Option may be an Incentive Stock Option or a Non-Qualified Option.

III.	TERM OF THE PLAN

      The Plan shall be effective as of the date on which it is approved by the Company’s shareholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after February 4, 2014, but outstanding Stock Options and restrictions on Restricted Shares may extend beyond such date.

IV.	ADMINISTRATION OF THE PLAN

      (a) The Committee. The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom qualifies as both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act (the “Committee”).

      (b) Authority of the Committee.

(1) Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) select Participants and make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other provisions of Awards; and (iv) amend, modify, cancel or suspend Awards.

(2) The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

(3) All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

      (c) Limitation of Liability. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

V.	TYPES OF AWARDS

      The Committee may grant Stock Options and Restricted Shares under and subject to the provisions of the Plan.

VI.	STOCK SUBJECT TO THE PLAN

      (a) Restricted Shares. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 500,000 shares (subject to adjustment as provided in Section 14).

      (b) Stock Options. The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 3,000,000 shares (subject to adjustment as provided in Section 14).

      (c) Restoration of Shares. To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires in whole or in part unexercised, then such shares of Common Stock may again be used for further Awards under the Plan. If tax withholding requirements are satisfied by withholding or surrendering shares of Common Stock to the Company, only the number of shares issued net of Common Stock withheld or surrendered shall be counted against the number of shares of Common Stock available under the Plan.

      (d) Source of Stock. Shares of Common Stock issued under the Plan shall consist of authorized but unissued shares. No fractional shares of Common Stock shall be issued under the Plan.

VII.	ELIGIBILITY AND PARTICIPATION IN THE PLAN

      (a) Eligible Recipients. Unless otherwise determined by the Committee, key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to receive Restricted Shares and Stock Options.

      (b) Grant of Awards. The Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) select from time to time the employees, from among those eligible, who shall receive Awards, (2) determine the type of Award to be granted and (3) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary.

      (c) No Right to Receive Award. No employee shall have any right to receive an Award or, having received an Award, to receive a future Award.

      (d) Rights of Employees and Others.

(1) Neither the Plan nor any Award shall (i) confer upon any employee any right to remain employed by, or to continue to provide services to, the Company or any subsidiary, or (ii) limit in any way the right of the Company or any subsidiary to terminate any individual’s employment by or service on behalf of the Company or any subsidiary, whether or not such individual is a Participant.

(2) No person shall have any rights or claims under or pursuant to the Plan, except in accordance with the provisions of the Plan.

VIII.	PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

      (a) Terms, Conditions and Restrictions. The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Shares subject to a Restricted Stock Award shall be restricted during such period of time and prior to satisfaction of such conditions, if any, as the Committee shall determine (the “Restriction Period”). Except as provided in Section 8(f) below or otherwise determined by the Committee, the Participant must remain employed by the Company or a subsidiary during the Restriction Period or otherwise forfeit all right, title and interest in and to the Restricted Shares.

      (b) Agreements; Stock Legend. Each Restricted Stock Award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.

      (c) Rights with Respect to Shares. A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold the certificate(s) for such Restricted Shares in escrow on such Participant’s behalf.

      (d) Transferability Restriction. Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

      (e) Additional Shares Received With Respect to Restricted Shares. Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.

      (f) Lapse of Restrictions. Unless otherwise determined by the Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following:

(1) the expiration of the Restriction Period (including pursuant to Section 15(b)(1) below);

(2) the Participant’s retirement in accordance with the Company’s retirement practices and policies (or six months after the date of the Award, if later);

(3) the Participant’s permanent disability (or six months after the date of the Award, if later); or

(4) the Participant’s death.

Upon the termination of such restrictions, the certificates for such shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the

Participant’s death, the Participant’s personal representative and any legend on such certificates shall be removed.

IX.	PROVISIONS APPLICABLE TO STOCK OPTIONS

      (a) Limit on Awards. No Participant shall receive Stock Options for more than 200,000 shares of Common Stock (subject to adjustment as provided in Section 14) during any fiscal year of the Company.

      (b) Agreements. Each Stock Option will be evidenced by a written or electronic agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

      (c) Terms and Conditions. All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:

(1) Option Price. The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The “Fair Market Value” of the Common Stock on a particular date shall mean, for all purposes under the Plan, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on that date. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.

(2) Time of Exercise of Option. Each Stock Option shall be exercisable during and over such period, ending not later than ten years from the grant date, as determined by the Committee. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 15(b)(2) below.

(3) Method of Exercise and Payment. Each Stock Option may be exercised by giving notice to the Company (or a designated broker) in a form acceptable to the Company, specifying the number of shares to be purchased and, in the case of exercise through the Company, accompanied by payment in full (including applicable taxes, if any) in cash therefore. No Stock Option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the Stock Option is then exercisable. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his or her Stock Option until he or she has paid in full for such shares and a stock certificate has been issued to him or her for such shares.

(4) Rights After Termination of Employment.

(i) Retirement. Unless otherwise determined by the Committee, if a Participant’s employment terminates by reason of his or her retirement on or after his or her Early Retirement Date or Normal Retirement Date (as such terms are defined in the Thomas & Betts Pension Plan as in effect on November 30, 2003), the Participant’s Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of three years from the date of such retirement, or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies after such termination of employment, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(ii) Disability. Unless otherwise determined by the Committee, if a Participant’s employment terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Code), the Participant’s Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of 24 months from the date of such termination of employment or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within a period of 24 months after such termination of employment, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(iii) Death. Unless otherwise determined by the Committee, if a Participant’s employment terminates by reason of the Participant’s death, the Participant’s Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(iv) Other. Unless otherwise determined by the Committee, if a Participant’s employment terminates for any reason other than death, retirement or permanent disability (as defined above), the Participant’s Stock Option may thereafter be exercised, to the extent exercisable on the date of such termination of employment, for a period of 60 days from the date of such termination of employment or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(d) Designation of Certain Options as Incentive Stock Options. Stock Options, or portions thereof, granted to employees may in the discretion of the Committee be designated as Incentive Stock Options. In addition to the other applicable terms and conditions contained in this Section 9, the aggregate Fair Market Value of the shares of Common Stock covered by an Incentive Stock Option (determined at the time the Stock Option is granted) with respect to which an Incentive Stock Option is exercisable for the first time by any individual Participant during any calendar year (under the Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000 (or such other amount as may be specified by Section 422(d) of the Code).

(e) Transferability Restriction. Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant’s lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

(f) Repricing Prohibited. Neither the Committee nor the Company shall “reprice” outstanding Stock Options for any reason. For purposes of the Plan, a “repricing” means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).

(g) Use of Proceeds. Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.

X.	COMPLIANCE WITH APPLICABLE LAWS; INVESTMENT REPRESENTATION

      Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. The certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.

XI.	TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary, shall not be deemed a termination of employment.

XII.	TAX WITHHOLDING

      All distributions under the Plan (including, without limitation, the grant of Awards and the issuance of Common Stock pursuant to an Award) are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Award or the issuance of any Common Stock pursuant to an Award on the satisfaction of applicable withholding obligations (including, without limitation, by requiring a Participant to relinquish a portion of any proceeds received by the Participant in connection with the sale of shares acquired upon exercise of a Stock Option).

XIII.	PROHIBITION ON LOANS

      The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.

XIV.     CHANGES IN CAPITALIZATION

      If the event of any stock dividend, stock split, share combination, spin-off, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan (as limited by Sections 6(a), 6(b) and 9(a)), (b) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (c) such other terms of Awards as the Committee deems appropriate, shall be appropriately and equitably adjusted by the Committee in its sole and complete discretion. The number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period shall be adjusted in the same manner as issued shares of Common Stock not subject to a Restriction Period.

XV.     CHANGE OF CONTROL

      (a) Definition. For the purpose of the Plan, a “Change of Control” shall, without limitation, be deemed to have occurred if:

(1) A third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

(2) Individuals who were members of the Board of Directors immediately prior to the execution of an agreement providing for a transaction listed in

(c) below cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of such agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board as of such date (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be considered as though such person were a member of the Board as of such date;

(3) The consummation of (i) any consolidation, share exchange, merger or amalgamation of the Company as a result of which the individuals and entities who were the respective beneficial owners of the outstanding common stock of the Company and the voting securities of the Company immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote of the company resulting from such consolidation, share exchange, merger or amalgamation; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(4) The approval by the shareholders of a plan of complete liquidation or dissolution of the Company.

      (b) Effect of Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control:

(1) Restricted Shares. In the event of a Change of Control, the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.

(2) Stock Options. In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. The surviving or successor corporation (if any) shall assume each outstanding Stock Option or substitute a new stock option for each outstanding Stock Option; provided, however, that the Committee may terminate all or a portion of outstanding Stock Options, effective immediately after the Change of Control, if it determines that such termination is in the best interest of the Company. If the Committee decides so to terminate outstanding Stock Options, the Committee shall give each Participant holding a Stock Option to be terminated not less than seven days’ notice prior to any such termination.

XVI.     AMENDMENTS

      The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted, except as provided in Section 15(b)(2) above and Section 17 below. Notwithstanding the foregoing, without the requisite vote of the Company’s shareholders, no such amendment or modification may:

(a) increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6 (except as provided in Section 14);

(b) expand the type of Awards available under the Plan;

(c) materially expand the class of persons eligible to receive Awards;

(d) extend the term of the Plan;

(e) materially change the method of determining the exercise price per share of Stock Options;

(f) re-price an outstanding Stock Option;

(g) increase the maximum number of shares subject to Stock Options that may be granted to a Participant (except as provided in Section 14); or

(h) delete or limit the provisions of Section 9(f) (repricing prohibition) or Section 13 (loan prohibition).

      In addition, any “material revision” of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 16(a)-(h) above also shall require the requisite vote of the Company’s shareholders.

XVII.     CANCELLATION OF OUTSTANDING OPTIONS

      If the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company’s financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

XVIII.     FOREIGN JURISDICTIONS

      Awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as the Committee, in its judgment, determines to be necessary, appropriate or desirable to foster and promote achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

APPENDIX E

THOMAS & BETTS CORPORATION

NONEMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

I.	PURPOSE

      The purpose of the Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan (the “Plan”) is to aid the Company and its subsidiaries in securing and retaining nonemployee directors of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company. The Company believes that the ownership or increased ownership of the Company’s Common Stock by nonemployee directors will further align their interests with those of the Company’s other shareholders and will promote the long-term success of the Company.

II.	DEFINITIONS

      Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:

      “Account” means a Stock Account.

      “Award” means an award granted under the Plan, which may be in the form of Restricted Shares, Common Stock, Stock Credits or a Stock Option.

      “Board of Directors” means the Board of Directors of the Company.

      “Board Year” means a year beginning with the day on which the annual meeting of the shareholders of the Company (the “Shareholders’ Meeting”) is held, and ending on the day prior to the annual Shareholders’ Meeting in the next calendar year.

      “Business Day” means a day except for a Saturday, Sunday or a legal holiday.

      “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

      “Common Stock” means the common stock, par value $0.10 per share, of the Company.

      “Common Stock Award” means a grant of Common Stock under the Plan.

      “Company” means Thomas & Betts Corporation, a Tennessee corporation.

      “Compensation” means retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, which are payable to a Participant during a Plan Year.

      “Elective Stock Account” means a bookkeeping account, which reflects the Compensation deferred by a Participant pursuant to Section 15.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

      “Fair Market Value” means the average of the high and the low sales prices of the Common Stock as reported on the New York Stock Exchange. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.

      “Nonelective Stock Account” means a bookkeeping account which reflects the deferred fees credited pursuant to Section 16.

      “Non-Qualified Option” means a Stock Option that is not an incentive stock option under the Code.

      “Participant” means any individual who is elected a director of the Company and who is not an employee of the Company or any of its subsidiaries or affiliates, unless otherwise determined by the Committee.

      “Plan Year” means the calendar year.

      “Restricted Shares” means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.

      “Restricted Stock Award” means a grant of Restricted Shares under the Plan.

      “Section 16(b)” means Section 16(b) of the Exchange Act.

      “Stock Account” means an Elective Stock Account or a Nonelective Stock Account.

      “Stock Credit” means a credit to a Stock Account, calculated pursuant to Sections 15 or 16.

      “Stock Option” is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price.

III.	TERM OF THE PLAN

      The Plan shall be effective as of the date on which it is approved by the Company’s shareholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after May 5, 2014. Termination of the Plan shall have no effect on outstanding Stock Options, restrictions on Restricted Shares or amounts credited to an Account prior to the date of such termination.

IV.	ADMINISTRATION OF THE PLAN

      (a) The Committee. The Plan shall be administered by those members, not less than two, of the Nominating and Governance Committee of the Board of Directors, each of whom qualifies as a “non-employee director” as defined in Section 16(b) (the “Committee”).

      (b) Authority of the Committee.

(1) Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other provisions of Awards; and (iv) amend, modify, cancel or suspend Awards. Notwithstanding any other provision of this Section 4(b) or Section 7(b), the Committee’s discretion with respect to Elective Stock Credits and Accounts shall be limited so as not to cause such Awards to fail to be formula-type awards for purposes of Section 16(b).

(2) The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

(3) All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

      (c) Limitation of Liability. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

V.	TYPES OF AWARDS

      The Committee may award shares of Common Stock, Stock Options and Restricted Shares under and subject to the provisions of the Plan.

VI.     STOCK SUBJECT TO THE PLAN

      (a) Restricted Shares. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 100,000 shares (subject to adjustment as provided in Section 12).

      (b) Stock Options. The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 750,000 shares (subject to adjustment as provided in Section 12).

      (c) Common Stock. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Common Stock Awards is 100,000 shares (subject to adjustment as provided in Section 12).

      (d) Stock Credits. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Stock Credits is 750,000 shares (subject to adjustment as provided in Section 12).

      (e) Restoration of Shares. To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires in whole or in part unexercised, then such shares of Common Stock may again be used for further Awards under the Plan.

      (f) Source of Stock. Shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares. No fractional shares of Common Stock shall be issued under the Plan.

VII.     ELIGIBILITY AND PARTICIPATION IN THE PLAN

      (a) Eligible Recipients. Unless otherwise determined by the Committee, any person who is elected a director of the Company and is not an employee of the Company, or any subsidiary or affiliate of the Company is eligible to participate in the Plan.

      (b) Grant of Awards. Except as provided in Section 15 and Section 16, the Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) determine the type of Award to be granted and (2) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary.

      (c) No Right to Receive Award. No nonemployee director shall have any right to receive an Award or, having received an Award, to receive a future Award.

      (d) Rights of Nonemployee Directors.

(1) Neither the Plan nor any Award shall (i) confer upon any nonemployee director any right to continue serving as a director of the Company or be nominated for re-election to the Board, or (ii) limit in any way the right of the shareholders or the Board of the Company to remove a director.

(2) No person shall have any rights or claims under or pursuant to the Plan, except in accordance with the provisions of the Plan.

VIII.	PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

      (a) Terms, Conditions and Restrictions. The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Shares subject to a Restricted Stock Award shall be restricted during such period of time and prior to satisfaction of such conditions, if any, as the Committee shall determine (the “Restriction Period”). Except as provided in 8(f) below or otherwise determined by the Committee, the Participant must remain a director of the Company during the Restriction Period or otherwise forfeit all rights, title and interest in and to the Restricted Stock.

      (b) Agreements; Stock Legend. Each Restricted Stock Award will be evidenced by a written or electronic agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.

      (c) Rights with Respect to Shares. A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of

Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold the certificate(s) for such Restricted Shares in escrow on such Participant’s behalf.

      (d) Transferability Restriction. Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

      (e) Additional Shares Received With Respect to Restricted Shares. Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.

      (f) Lapse of Restrictions. Unless otherwise determined by the Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following:

(1) the expiration of the Restriction Period (including pursuant to Section 13(b)(1) below);

(2) the Participant’s retirement from the Board in accordance with the Board’s retirement policy;

(3) the Participant’s permanent disability (or six months after the date of the Award, if later); or

(4) the Participant’s death.

Upon the termination of such restrictions, the certificates for such shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the Participant’s death, the Participant’s personal representative and any legend on such certificates shall be removed.

IX.	PROVISIONS APPLICABLE TO STOCK OPTIONS

      (a) Limit on Awards. No Participant shall receive Stock Options for more than 15,000 shares of Common Stock (subject to adjustment as provided in Section 12) during any Board Year.

      (b) Agreements. Each Stock Option will be evidenced by a written or electronic agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

      (c) Terms and Conditions. All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:

(1) Option Price. The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(2) Time of Exercise of Option Each Stock Option shall be exercisable during and over such period, ending not later than ten years from the grant date, as determined by the Committee. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 13(b)(2) below.

(3) Method of Exercise and Payment. Each Stock Option may be exercised by giving notice to the Company (or a designated broker) in a form acceptable to the Company, specifying the number of shares to be purchased and, in the case of exercise through the Company, accompanied by payment in full (including applicable taxes, if any) in cash therefore. No Stock Option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the Stock Option is then exercisable. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his or her Stock Option until he or she has paid in full for such shares and a stock certificate has been issued to him or her for such shares.

(4) Rights After Termination of Directorship.

(i) Retirement. Unless otherwise determined by the Committee, if a Participant’s directorship terminates by reason of his or her retirement in accordance with the Board’s retirement policy, the Participant’s Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for the stated period of the Stock Option, provided, however, that if the Participant dies, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(ii) Disability. Unless otherwise determined by the Committee, if a Participant’s directorship terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Code), the Participant’s Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for the stated period of the Stock Option; provided, however, that if the Participant dies after such termination, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(iii) Death. Unless otherwise determined by the Committee, if a Participant’s directorship terminates by reason of the Participant’s death, the Participant’s Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(iv) Other. Unless otherwise determined by the Committee, if a Participant’s directorship terminates for any reason other than death, retirement or permanent disability (as described above), the Participant’s Stock Option may thereafter be exercised, to the extent exercisable on the date of such termination, for a period of 60 days from the date of such termination or the expiration of the stated period of the Stock Option, whichever period is the shorter.

      (d) Transferability Restriction. Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant’s lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

      (f) Repricing Prohibited. Neither the Committee nor the Company shall “reprice” outstanding Stock Options for any reason. For purposes of the Plan, a “repricing” means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).

      (g) Use of Proceeds. Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.

X.     COMPLIANCE WITH APPLICABLE LAWS; INVESTMENT REPRESENTATION

      Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. The certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.

XI.	PROHIBITION ON LOANS

      The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.

XII.	CHANGES IN CAPITALIZATION

      If the event of any stock dividend, stock split, share combination, spin-off, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan (as limited by Sections 6(a)-(d) and 9(a)), (b) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (c) such other terms of Stock Options as the Committee deems appropriate, shall be appropriately and equitably adjusted by the Committee in its sole and complete discretion. The number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period shall be adjusted in the same manner as issued shares of Common Stock not subject to a Restriction Period.

      If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of Stock Credits with which each Stock Account of a Participant is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of Stock Credits with which each Stock Account of a Participant is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation (or any consideration other than shares of capital stock), there shall be credited to each Stock Account of a Participant, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock (or consideration other than shares of capital stock) exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which such Account then is credited.

XIII.	CHANGE OF CONTROL

      (a) Definition. For the purpose of the Plan, a “Change of Control” shall, without limitation, be deemed to have occurred if:

(1) A third person, including a “group” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

(2) Individuals who were members of the Board of Directors immediately prior to the execution of an agreement providing for a transaction listed in (3) below cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of such agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board as of such date (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be considered as though such person were a member of the Board as of such date;

(3) The consummation of (i) any consolidation, share exchange, merger or amalgamation of the Company as a result of which the individuals and entities who were the respective beneficial owners of the outstanding common stock of the Company and the voting securities of the Company immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote of the company resulting from such consolidation, share exchange, merger or amalgamation; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(4) The approval by the shareholders of a plan of complete liquidation or dissolution of the Company.

      (b) Effect of Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control:

(1) Restricted Shares. In the event of a Change of Control, the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.

(2) Stock Options. In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. The surviving or successor corporation (if any) shall assume each outstanding Stock Option or substitute a new stock option for each outstanding Stock Option; provided, however, that the Committee may terminate all or a portion of outstanding Stock Options, effective immediately after the Change of Control, if it determines that such termination is in the best interest of the Company. If the Committee decides so to terminate outstanding Stock Options, the Committee shall give each Participant holding a Stock Option to be terminated not less than seven days’ notice prior to any such termination.

XIV.     CANCELLATION OF OUTSTANDING OPTIONS

      If the Committee determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company’s financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

XV.     ELECTIVE FEE DEFERRALS

      (a) Election to Participate. Each Participant, and each first-time nominee for director who is not an employee of the Company or any of its subsidiaries or affiliates, may elect to defer payment of all or any portion of his or her Compensation that is payable during any Plan Year. Such election must be made prior to the date that services are rendered in the Plan Year in which such Compensation otherwise would be paid.

      An election to defer any Compensation shall be: (i) in writing; (ii) delivered to the Committee or to the Secretary of the Company; and (iii) irrevocable with respect to the amount of Compensation to be deferred in a current Plan Year. If a director does not elect to defer Compensation payable to him or her during a Plan Year, all such Compensation shall be paid directly to such director in accordance with resolutions adopted by the Board from time to time.

      (b) Mode of Deferral.

(1) All Compensation subject to a deferral election shall be deferred in to an Elective Stock Account maintained in the name of the Participant. Separate Elective Stock Accounts, shall be established for a Participant for each such Plan Year only to the extent necessary to reflect the Participant’s distribution elections under Section 17(a) or beneficiary designations under Section 17(e).

(2) Compensation deferred to an Elective Stock Account shall result in Stock Credits.

      (c) Elective Stock Account. The Elective Stock Account of a Participant shall be credited, as of the day of the Plan Year on which the deferred Compensation otherwise would have been payable to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that are equal in value to the amount of such deferred Compensation, using the Fair Market Value of shares of Common Stock on such day.

      As of the date any dividend is paid to holders of shares of Common Stock, such Elective Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that are equal in value, using the Fair Market Value of shares of Common Stock on the dividend payment date, to the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Credits attributed to such Elective Stock Account as of the record date for the dividend payment. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

XVI.     NONELECTIVE FEE DEFERRALS

      (a) Nonelective Stock Credits. The Committee shall determine the number of Stock Credits, if any, to be credited to a Participant’s Nonelective Stock Account with respect to a Board Year.

      (b) Nonelective Stock Accounts. Separate Nonelective Stock Accounts shall be established for a Participant for each Plan Year for which he or she is entitled to Stock

Credits under this Section 16 only to the extent necessary to reflect the Participant’s distribution elections under Section 17(a) or beneficiary designations under Section 17(e). Additional Stock Credits attributable to dividends on Common Stock shall be credited to the Nonelective Stock Accounts of Participants in the manner described in Section 15.

XVII.     DISTRIBUTION OF ACCOUNTS.

      (a) Election of Time and Method of Payment. Distribution of each Stock Account of a Participant shall commence, in accordance with the Participant’s election, as of (i) one month following such Participant’s termination of service as a director or (ii) January 15 of the Plan Year following the Plan Year in which the Participant’s service as a director ceases, provided, however, that distribution of an Elective Stock Account may not commence within six months of the date a deferral election was made under Section 15 to defer Compensation to such Account. If the date elected by a Participant for commencement of such distribution is not a Business Day, such distribution shall commence as of the next succeeding Business Day.

      Distribution of each Stock Account shall be made, in accordance with the Participant’s election with respect to such Account, in a lump sum or in a number of annual installments (not to exceed 10). If no such election is made, distribution shall be made in a lump sum. Such payment or payments shall be in amounts determined pursuant to Section 17, and shall be made as of the date specified pursuant to Section 17(a), and such date of each succeeding Plan Year as applicable.

      A Participant’s elections pursuant to Section 17(a) must be in writing and be delivered to the Committee, or the Secretary of the Company, with such Participant’s election to participate in the Plan for the applicable Plan Year. A Participant may change such election with respect to the time and method of payment if (i) the distribution of a Stock Account pursuant to such changed election is approved in advance by the Committee, and (ii) such election change is in writing and is received by the Committee, or the Secretary of the Company, at least 15 months before the earlier of (A) the date on which the Participant’s service as a director ceases, or (B) if applicable, any earlier distribution date specified by the Participant in his or her original election under Section 17(a).

      (b) Distribution in Common Stock. Distribution of a Participant’s Stock Accounts shall be made in cash or in Common Stock, as determined by the Committee, except that the value of any fractional share shall be paid in cash based on the Fair Market Value of the Common Stock on the date of distribution.

      (c) Installment Amount. The amount of each installment with respect to a Stock Account of a Participant shall be the number of whole and fractional shares of Common Stock that is equal to the product of the current number of Stock Credits attributed to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the number of installments yet to be paid. Distribution shall be made in the manner provided in Section 17(a).

      (d) Severe Financial Hardship. Notwithstanding any other Section of the Plan, at the written request of a Participant or a Participant’s legal representative, the Committee, in its sole discretion upon a finding that continued deferral will result in severe financial hardship to the Participant, may authorize (i) the payment of all or a part of a Participant’s Stock Account(s) in a single installment prior to the distribution commencement date(s) for such

Account(s) elected by the Participant pursuant to Section 17, or (ii) the acceleration of payment of any multiple installments thereof.

      (e) Distribution Upon Death. Notwithstanding any other provision of this Plan, upon the death of a Participant, the Committee shall distribute all of such Participant’s Accounts in a single installment to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Participant’s death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, or if there is a dispute among designees of a Participant, such distributions shall be made to the executor or administrator of the Participant’s estate. Any distribution under this Section 17(e) shall be made as soon as practicable after the Committee is notified of the Participant’s death or is satisfied as to the identity of the appropriate payee, whichever is later. A Participant’s Stock Account(s) shall be distributed as provided in Section 17.

      (f) Withholding Taxes. The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.

XVIII.     ADMINISTRATION OF DEFERRED COMPENSATION

      (a) Elections, Notices. All elections and notices required to be provided to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

      (b) Funding. All amounts payable under the Plan shall constitute a general unsecured obligation of the Company. The Board may, however, in the event of a change of control of the Company or for administrative reasons, fully fund the Accounts by means of a contribution to the Thomas & Betts Corporation Agreement and Plans Trust dated May 20, 1988, as amended (the “Rabbi Trust”), or other “rabbi” trust selected by the Committee.

      (c) Status of Participants. Stock Credits are not, and do not constitute, shares of Common Stock;. No right as a holder of shares of Common Stock shall devolve upon a Participant by reason of his or her Account.

      (d) Statement of Accounts. In February of each Plan Year, each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his or her Accounts under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

XIX.     AMENDMENTS

      The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted or stock credits credited, except as provided in Section 13(b)(2) and Section 14 above. Notwithstanding the foregoing, without the requisite vote of the Company’s shareholders, no such amendment or modification may:

      (a) increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6 (except as provided in Section 12);

      (b) expand the type of Awards available under the Plan;

      (c) materially expand the class of persons eligible to receive Awards;

      (d) extend the term of the Plan;

      (e) materially change the method of determining the exercise price per share of Stock Options;

      (f) re-price an outstanding Stock Option;

      (g) increase the maximum number of shares subject to Stock Options that may be granted to a Participant (except as provided in Section 12); or

      (h) delete or limit the provisions of Section 9(f) (repricing prohibition) or Section 11 (loan prohibition).

In addition, any material revision of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 19(a)-(h) above also shall require the requisite vote of the Company’s shareholders.

XX.     NON-ALIENATION OF BENEFITS

      Except as otherwise determined by the Committee pursuant to Section 9(d), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

XXI.     SUCCESSORS AND HEIRS

      The Plan and any properly executed elections hereunder shall be binding upon the Company and Participants, and upon any assignee or successor in interest to the Company and upon the heirs, legal representatives and beneficiaries of any Participant.

XXII.     LIMITATION ON BENEFIT

      No single Participant may acquire under the Plan more than 1% of the shares of Common Stock outstanding as of May 5, 2004.

XXIII.     GOVERNING LAW

      The Plan shall be construed, administered and enforced according to the laws of the State of Tennessee (without regard to principles of conflicts of laws) except to the extent such laws are preempted by federal law.

THOMAS & BETTS CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet LOG ON TO THE INTERNET AND GO TO http://www.eproxyvote.com/tnb.

OR

Vote-by-Telephone ON A TOUCH-TONE TELEPHONE, DIAL 1-877-779-8683 FROM THE U.S. AND CANADA OR DIAL 001-1-201-536-8073 FROM OTHER COUNTRIES.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE

0137

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.

1.	Election of Directors.

							FOR	AGAINST	ABSTAIN
	Nominees: 01 E.H. Drew 02 T.K. Dunnigan 03 J.K. Hauswald 04 D. Jernigan	05 R.B. Kalich Sr. 06 R.A. Kenkel 07 K.R. Masterson 08 D.J. Pileggi	09 J.P. Richard 10 J.L. Stead 11 D.D. Stevens 12 W.H. Waltrip		2.	Ratification of Appointment of Independent Public Accountants.	☐	☐	☐
		FOR	WITHHELD		3.	Management Incentive Plan	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	4.	Equity Compensation Plan	☐	☐	☐
☐	For all nominees except as noted above				5.	Non Employee Directors Equity Compensation Plan	☐	☐	☐
					Discontinue future mailing of duplicate Annual Reports.				☐
					Check box for change of address.				☐

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

THOMAS & BETTS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2004 at 10:00 a.m.

Winegardner Auditorium
Dixon Gallery and Gardens
4339 Park Avenue
Memphis, Tennessee

DETACH HERE

P
R
O
X
Y

THOMAS & BETTS CORPORATION
Solicited on Behalf of the Board of Directors
ANNUAL MEETING OF SHAREHOLDERS — MAY 5, 2004 — 10:00 a.m.
Winegardner Auditorium, Dixon Gallery and Gardens
4339 Park Avenue, Memphis, Tennessee

Your shares will be voted as recommended by the Board of Directors unless you indicate otherwise in which case they will be voted as marked. The undersigned hereby appoints DOMINIC J. PILEGGI and J.N. RAINES as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Thomas & Betts Corporation held by the undersigned on March 15, 2004, at the Annual Meeting of Shareholders to be held on May 5, 2004, or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

PLEASE VOTE PROMPTLY. UNLESS YOU ARE VOTING BY TELEPHONE OR INTERNET, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?